Filed Pursuant to Rule 424(b)(5)
Registration No. 333-195346

PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 7, 2014)

SPHERIX INCORPORATED

Series J Convertible Preferred Stock

We are offering up to $20,000,000 aggregate principal amount of our Series J Convertible Preferred Stock (the "preferred stock") par value $0.0001 per share, to certain investors.

You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporate by reference, before you invest in our securities.

Pursuant to General Instruction I.B.6 of Form S-3, the aggregate market value of the voting and non-voting common equity held by non-affiliates, computed by reference to the price at which the common equity was last sold or the average bid and asked price of such common equity on May 28, 2014, was approximately $61,932,116, based on 16,564,557 shares of outstanding common stock, of which 16,515,231 were held by non-affiliates.  We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

 Our common stock is quoted on the NASDAQ Capital Market under the ticker symbol “SPEX.”  The last reported sale price of our common stock on May 27, 2014 was $2.97 per share.

Investing in our securities involves a high degree of risk and the purchasers of the securities may lose their entire investment.  See “Risk Factors” beginning on page S-7 of this prospectus supplement to read about facts you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

	Per Preferred Share	Total
Public offering price	$2.00	$20,000,000
Placement agent’s fees	$0.14	$1,400,000
Proceeds, before expenses, to Spherix	$1.86	$18,600,000
 ___________________________________
We expect the total offering expenses, excluding placement agent fees, to be approximately $305,000 for all sales pursuant to the prospectus supplement. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual total offering amount, placement agent fees, and proceeds before expenses, to us are not presently determinable and may be substantially less than the maximum amounts set forth above.  We expect that delivery of the securities being offered pursuant to this prospectus supplement will be made to purchasers on or about June 2, 2014.
LAIDLAW & COMPANY (UK) LTD.

The date of this Prospectus Supplement is May 29, 2014

Prospectus Supplement

-i-

ABOUT THIS PROSPECTUS

This document is in two parts.  The first is this prospectus supplement, which describes the specific terms of this offering.  The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.  This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus.  If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.  The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using shelf registration rules.  Under the shelf registration rules, using this prospectus supplement and the accompanying prospectus, we may sell from time to time common stock, preferred stock and warrants, or units consisting of any combination thereof, in one or more offerings.

It is important that you read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision.  You should also read and consider the information in the documents to which we have referred you in “Incorporation of Certain Information by Reference” on page S-23 of this prospectus supplement and “Where You Can Find More Information” on page S-23 of this prospectus supplement.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law.  This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to any person to whom it is unlawful to make such offer or solicitation.  See the “Plan of Distribution” section of this prospectus supplement beginning on page S-20.

References herein to “$” and “dollars” are to the currency of the United States of America.  In this prospectus supplement and the accompanying prospectus, “Spherix,” “the Company,” “we,” “us,” and “our” refer to Spherix Incorporated, a Delaware corporation, unless the context otherwise requires.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus and information to which we have referred you, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  The information contained in this prospectus supplement is complete and accurate only as of the date on the front cover, but the information may have changed since that date.  You must not rely on any unauthorized information or representation.  This prospectus supplement is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward looking statements reflect our current views with respect to future events and future forward performance, including in particular statements about our plans, objectives, expectations and prospects. You can identify these statements by forward-looking words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “seek,” “forecasts,” “projects,” “could,” “may,” “will,” “would,” “hopes,”  and similar expressions. Although we believe that the plans, objectives, expectations and prospects reflected in or suggested by our forward-looking statements are reasonable, those statements involve uncertainties and risks, and we can give no assurance that our plans, objectives, expectations and prospects will be achieved. Important factors that could cause our actual results to differ materially from the results anticipated by the forward-looking statements are contained herein under “Risk Factors” and elsewhere in this prospectus. Any or all of these factors could cause our actual results and financial or legal status for future periods to differ materially from those expressed or referred to in any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made and we do not assume any obligation to update or revise any forward-looking statements that we make, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations herein and in our most recent Annual Report on Form 10-K filed on March 31, 2014, as amended on April 9, 2014, including, without limitation, under the captions “Item 1A.  Risk Factors” and “Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operation,” in our Quarterly Reports on Form 10-Q filed on May 15, 2014, together with other documents we file with the SEC and that are incorporated herein by reference, all of which you should review carefully.  Although we have attempted to list comprehensively these important factors, we also wish to caution investors that other factors may prove to be important in the future in affecting our operating results.  New factors emerge from time to time, and it is not possible for us to predict all of these factors, nor can we assess the impact each factor or combination of factors may have on our business.

ABOUT SPHERIX

Spherix Incorporated (“we” or the “Company”) is an intellectual property company that owns patented and unpatented intellectual property.  We were formed in 1967 as a scientific research company and for much of our history pursued drug development including through Phase III clinical studies which were largely discontinued in 2012.  Through our acquisitions of approximately 108 patents and patent applications from Rockstar Consortium US, LP (“Rockstar”) and acquisition of several hundred patents issued to Harris Corporation as a result of our acquisition of North South Holdings Inc. (“North South”), we have expanded our activities in wireless communications and telecommunication sectors including antenna technology, Wi-Fi, base station functionality, and cellular.

Our activities generally include the acquisition and development of patents through internal or external research and development.  In addition, we seek to acquire existing rights to intellectual property through the acquisition of already issued patents and pending patent applications, both in the United States and abroad.  We may alone, or in conjunction with others, develop products and processes associated with our intellectual property and license our intellectual property to others seeking to develop products or processes or whose products or processes infringe our intellectual property rights through legal processes.  Using our patented technologies, we employ strategies seeking to permit us to derive value from licensing, commercialization, settlement and litigation from our patents.  We will continue to seek to obtain patents from inventors and patent owners to monetize patent portfolios.

During December 2013, we acquired 101 patents and patent applications from Rockstar.  The patents had been developed by Nortel Networks (“Nortel”) and acquired by Rockstar following Nortel’s bankruptcy in 2011.  Rockstar was launched in 2011 as an intellectual property licensing company and manages a patent portfolio related to Nortel’s pre-bankruptcy technology and businesses.  Rockstar was formed and is owned by Apple, Inc. (“Apple”), Microsoft Corporation (“Microsoft”), Sony Corporation (“Sony”), Blackberry Limited (“Blackberry”) and LM Ericsson Telephone Company (“Ericsson”).  The December 2013 acquisition includes patents covering internet access, and video and data transmission, among other things.  Many of the acquired Nortel/Rockstar patents are believed to be standard essential patents, meaning they potentially cover various industry standards in wide use (although there is no assurance that a court or third-party would agree with such description).

In consideration for the patents and patent applications we acquired from Rockstar in December 2013, we issued $60 million of our securities to Rockstar at an issuance price of $8.35 per share of common stock (or 100% of the closing bid price on the date prior to issuance) for the patents, to wit: (i) 199,990 shares of common stock, (ii) 459,043 shares of Series H Preferred Stock and (iii) 119,760 shares of Series I Preferred Stock. On April 30, 2014, we issued Rockstar an additional 239,521 shares of common stock in connection with our registration obligations to Rockstar under the terms of the December 2013 acquisition Additionally, Rockstar is entitled to a participation in future recoveries under the patents acquired after we receive 100% return on the value of the issued securities (i.e., $120 million).  The foregoing securities issued to Rockstar are subject to a lock-up agreement

During August 2013, we acquired 222 patents in the fields of wireless communications, satellite, solar, and radio frequency and 2 patents in the field of pharmaceutical distribution from North South. The 222 patents had been developed by Harris Corporation, a leader in defense communications and electronics and acquired by North South prior to our acquisition of North South.

During July 2013, we acquired 7 patents in the field of mobile communications from Rockstar.  This acquisition represented the first transaction believed to have been completed by Rockstar with any publicly traded company.

We presently have active lawsuits pending against AT&T, Uniden, VTech, T-Mobile and CISCO Systems, Inc. and intend to bring additional lawsuits during 2014.

We have incurred losses from operations for the years ended  December 31, 2013 and 2012.  Our net loss was $18 million for the year ended December 31, 2013 and $3.8 for the three months ended March 31, 2014.  Our accumulated deficit was $53.3 million at December 31, 2013.  Our loss from continuing operations for the year ended December 31, 2012 was $2.9 million and our net loss was $3.9 million for the year ended December 31, 2012.  Our accumulated deficit was $35.3 million at December 31, 2012.

Corporate Information

We were incorporated in Delaware in 1967.  Our principal executive office is located at 6430 Rockledge Drive, Suite 503, Bethesda, MD 20877. Our telephone number is (703) 992-9260 and our website address is www.spherix.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus of this prospectus.

THE OFFERING

The following summary contains basic information about the Series J Convertible Preferred Stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the securities, please refer to the section of this prospectus supplement entitled "Description of the Series J Convertible Preferred Stock." As used in this section of the prospectus supplement and the section of this prospectus supplement entitled "Description of the Series J Convertible Preferred Stock," references to "the company," "issuer," "SPEX" "us," "we" and "our" refer only to Spherix Incorporated and do not include any of our current or future subsidiaries.

Series J Preferred Stock offered by us in this Offering	10,000,000 shares of Series J Preferred Stock
Conversion Right
Each holder of Series J Preferred Stock may, from time to time, convert any or all of such holder’s shares of Series J Preferred Stock into fully paid and non-assessable shares of Common Stock in an amount equal to one (1) share of the Corporation’s Common Stock for each one (1) share of Series J Preferred Stock surrendered, subject to the limitations set forth in the Description of Series J Preferred Stock.

Max Conversion Blocker
At no time may all or a portion of shares of Series J Preferred Stock be converted if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning more than 9.99% of all of the Common Stock outstanding at such time.  By written notice to the Corporation, a holder of Series J Preferred Stock may from time to time decrease the 9.99% Beneficial Ownership Limitation to any other percentage specified in such notice.  Notwithstanding the foregoing, certain investors elected to have their beneficial ownership limitation be 4.99%.

Use of proceeds
Net proceeds will be used to meet our working capital needs and general corporate purposes including any payments that may be required under our Series I Preferred Stock held by Rockstar Consortium. See “Use of Proceeds.”

Trading	The Series J Preferred Stock will not be listed on any securities exchange or quoted through any automated quotation system.

NASDAQ Symbol	“SPEX”

Risk factors
Investing in our preferred stock involves a high degree of risk and the purchasers of our preferred stock and the underlying common stock may lose their entire investment. See “Risk Factors” and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

RISK FACTORS

An investment in our securities involves a high degree of risk and should be considered only by those persons who are able to afford a loss of their entire investment.  There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by any forward-looking statement.  In particular, you should consider the numerous risks outlined below.  Those risk factors are not exhaustive. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Business

Because we have a limited operating history to evaluate our company, the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delay frequently encountered by an early-stage company.

Since we have a limited operating history in our current business of patent licensing and monetization, it will make it difficult for investors and securities analysts to evaluate our business and prospects. You must consider our prospects in light of the risks, expenses and difficulties we face as an early stage company with a limited operating history. Investors should evaluate an investment in our company in light of the uncertainties encountered by early-stage companies in an intensely competitive industry and in which the potential licenses and/or defendants from which the Company seeks to obtain recoveries are largely well capitalized companies with resources (financial and otherwise) significantly greater than the Company's. There can be no assurance that our efforts will be successful or that we will be able to become profitable.

We have sustained losses in the past and we may sustain losses in the foreseeable future.

We have incurred losses from operations in prior years, including 2013.  Our net loss and loss from continuing operations for the year ended December 31, 2013 was $18 million and $3.8 for the three months ended March 31, 2014.  The Company’s accumulated deficit was $53.3 million at December 31, 2013 and $61.2 at March 31, 2014.  We may not return to profitable operations.

Because we expect to need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

We expect that as our business continues to grow we will need additional working capital.   If adequate additional debt and/or equity financing is not available on reasonable terms or at all, we may not be able to continue to expand our business, and we will have to modify our business plans accordingly. These factors would have a material and adverse effect on our future operating results and our financial condition.

If we reach a point where we are unable to raise needed additional funds to continue as a going concern, we will be forced to cease our activities and dissolve the Company.  In such an event, we will need to satisfy various creditors and other claimants, severance, lease termination and other dissolution-related obligations.

The focus of our business is to monetize intellectual property, including through licensing and enforcement. We may not be able to successfully monetize the patents which we acquire and thus may fail to realize all of the anticipated benefits of such acquisition.

We acquired our patents and patent applications during 2013 in three transactions which significantly changed the focus of our business and operations.  We currently own several hundred patent assets and although we may seek to commercialize and develop products, alone or with others, there is no assurance that we will be able to successfully commercialize or develop products and such commercialization and development is not a core focus of our business.  There is significant risk involved in connection with our activities in which we acquire and seek to monetize the patent portfolios that we acquired from Rockstar and North South.  Our new business would commonly be referred to as an NPE model (or “non-practicing entity”) since we do not currently commercialize or develop products under the recently acquired patents.  We have no prior experience as an NPE.  The acquisition of the patents and an NPE business model could fail to produce anticipated benefits, or could have other adverse effects that we do not currently foresee. Failure to successfully monetize our patent assets or to operate an NPE business may have a material adverse effect on our business, financial condition and results of operations.

In addition, the acquisition of patent portfolios is subject to a number of risks, including, but not limited to the following:

●
There is a significant time lag between acquiring a patent portfolio and recognizing revenue from those patent assets. During that time lag, material costs are likely to be incurred that would have a negative effect on our results of operations, cash flows and financial position; and

●
The integration of a patent portfolio will be a time consuming and expensive process that may disrupt our operations. If our integration efforts are not successful, our results of operations could be harmed. In addition, we may not achieve anticipated synergies or other benefits from such acquisition.

Therefore, there is no assurance that the monetization of the patent portfolios we acquire will be successful, will occur timely or in a timeframe that is capable of prediction or will generate enough revenue to recoup our investment.

We will be initially reliant exclusively on the patent assets we acquired from North South and Rockstar. If we are unable to commercialize, license or otherwise monetize such assets and generate revenue and profit through those assets or by other means, there is a significant risk that our business will fail.

If our efforts to generate revenue from our patent portfolios acquired from Rockstar and North South fail, we will have incurred significant losses.  We may not seek and may be unable to acquire additional assets and therefore may be wholly reliant on our present portfolios for revenue. If we are unable to generate revenue from our current assets and fail to acquire any additional assets, our business will likely fail.

In connection with our business, we may commence legal proceedings against certain companies whose size and resources could be substantially greater than ours; we expect such litigation to be time-consuming, lengthy and costly which may adversely affect our financial condition and our ability to survive or operate our business, even if the patents are valid and the cases we bring have merit.

To license or otherwise monetize our patent assets, we may be required to commence legal proceedings against certain large and well established and well capitalized  companies. We may allege that such companies infringe on one or more of our patents. Our viability could be highly dependent on the outcome of this litigation, and there is a risk that we may be unable to achieve the results we desire from such litigation.  The defendants in litigation brought by us are likely to be much larger than us and have substantially more resources than we do, which would make success of our litigation efforts subject to factors other than the validity of our patents or infringement claims asserted.  The inability to successfully enforce our patents against larger more well capitalized companies would result in realization through settlement or election to not pursue certain infringers, or less value from our patents, and could result in substantially less revenue realized from infringements and lower settlement values.

We anticipate that legal proceedings against infringers of our patents may continue for several years and may require significant expenditures for legal fees and other expenses. Disputes regarding the assertion of patents and other intellectual property rights are highly complex and technical. In addition, courts and the laws are constantly changing in a manner that could make more costly the fees and expenses for pursuing infringers, and also could result in our assumption of legal fees of defendants if we are unsuccessful.  Once initiated, we may be forced to litigate against others to enforce or defend our intellectual property rights or to determine the validity and scope of other parties’ proprietary rights. The defendants or other third parties involved in the lawsuits in which we are involved may allege defenses and/or file counterclaims in an effort to avoid or limit liability and damages for patent infringement. Potential defendants could challenge our patents and our actions by commencing actions seeking declaratory judgments declaring our patents invalid, not infringed, or for improper or unlawful activities.  If such defenses or counterclaims are successful, they may preclude our ability to derive licensing revenue from the patents. A negative outcome of any such litigation, or one or more claims contained within any such litigation, could materially and adversely impact our business. Additionally, we anticipate that our legal fees and other expenses will be material and will negatively impact our financial condition and results of operations and may result in our inability to continue our business.

Parties who are alleged infringers of our patent rights may also challenge the validity of our patents in proceedings before the United States Patent and Trademark Office.  These potential proceedings include ex parte reexaminations, inter partes review, or covered business method patent challenges.  These proceedings could result in certain of our patent claims being invalidated.  We would expend signification legal fees to defend against such actions.

We are the subject of litigation and, due to the nature of our business, may be the target of future legal proceedings that could have an adverse effect on our business and our ability to monetize our patents.

On January 17, 2014, an action was filed by several cable operators in the United States District Court for the District of Delaware (No. 1:99-mc-09999) against Rockstar, Bockstar Technologies LLC, Constellation Technologies LLC and the Company (collectively, the "Defendants").  The complaint (the "Complaint") was filed by Charter Communications, Inc., WideOpenWest  Finance, LLC a/k/a WOW! Internet Cable & Phone, Knology, Inc., Cequel Communications, LLC d/b/a Suddenlink Communications and Cable one, Inc. ("Plaintiffs"). Plaintiffs are in the communications, cable and/or wireline industries and allege that Rockstar has accused the Plaintiffs of practicing various communication and networking technologies (including many well-established technical standards), related to those industries. The complaint states that in many instances such technical standards are designed into the equipment Plaintiffs purchase from vendors, and must be implemented to interoperate with other communications providers and their end user customers. Rockstar owns (and since December 31, 2013, we own) patents alleged to be infringed by Plaintiffs activities.  The relief sought against us is principally for a declaratory judgment that Plaintiffs do not infringe the patents, requiring that the Plaintiffs be granted a patent license, that we have misused the patents and we and the other defendants have waived and are estopped from enforcing the patents in the marketplace, that we are liable to Plaintiffs for entering into an illegal conspiracy, and assessing corresponding damages, for direct and consequential damages, attorney’s fees and costs.

If such action were successful, the Company could be ordered to grant a license to Charter, the license rate could be lower than that which the Company would pursue if it had commenced an action against Charter, or the patents involved could be declared non infringed or invalid. The Company may become subject to similar actions in the future which will be costly and time consuming to defend, the outcome of which are uncertain.

We may seek to internally develop additional new inventions and intellectual property, which would take time and be costly. Moreover, the failure to obtain or maintain intellectual property rights for such inventions would lead to the loss of our investments in such activities.

Part of our business may include the internal development of new inventions or intellectual property that we will seek to monetize. However, this aspect of our business would likely require significant capital and would take time to achieve. Such activities could also distract our management team from its present business initiatives, which could have a material and adverse effect on our business. There is also the risk that our initiatives in this regard would not yield any viable new inventions or technology, which would lead to a loss of our investments in time and resources in such activities.

In addition, even if we are able to internally develop new inventions, in order for those inventions to be viable and to compete effectively, we would need to develop and maintain, and we would heavily rely upon, a proprietary position with respect to such inventions and intellectual property. However, there are significant risks associated with any such intellectual property we may develop principally including the following:

●	patent applications we may file may not result in issued patents or may take longer than we expect to result in issued patents;
●	we may be subject to interference proceedings;
●	we may be subject to opposition proceedings in the U.S. or foreign countries;
●	any patents that are issued to us may not provide meaningful protection;
●	we may not be able to develop additional proprietary technologies that are patentable;
●	other companies may challenge patents issued to us;
●	other companies may have independently developed and/or patented (or may in the future independently develop and patent) similar or alternative technologies, or duplicate our technologies;
●	other companies may design around technologies we have developed; and
●	enforcement of our patents would be complex, uncertain and very expensive.

We cannot be certain that patents will be issued as a result of any future applications, or that any of our patents, once issued, will provide us with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, we cannot be certain that we will be the first to make our additional new inventions or to file patent applications covering those inventions. It is also possible that others may have or may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to those patents that we may license or otherwise monetize, our rights will depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so. Our failure to obtain or maintain intellectual property rights for our inventions would lead to the loss our business.

Moreover, patent application delays could cause delays in recognizing revenue from our internally generated patents and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

If Congress, the United States Patent and Trademark Office or courts implement new legislation, regulations or rulings that impact the patent enforcement process or the rights of patent holders, these changes could negatively affect our business. For example, limitations on the ability to bring patent enforcement claims, limitations on potential liability for patent infringement, lower evidentiary standards for invalidating patents, increases in the cost to resolve patent disputes and other similar developments could negatively affect our ability to assert our patent or other intellectual property rights.

On September 16, 2011, the Leahy-Smith America Invents Act (the “Leahy-Smith Act”), was signed into law. The Leahy-Smith Act includes a number of significant changes to United States patent law. These changes include provisions that affect the way patent applications will be prosecuted and may also affect patent litigation. The U.S. Patent Office is currently developing regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act recently became effective. Accordingly, it is too early to tell what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

On February 27, 2013, US Representatives DeFazio and Chaffetz introduced HR845.  In general, the bill known as the SHIELD Act (“Saving High-tech Innovators from Egregious Legal Disputes”), seeks to assess legal fee liability to plaintiffs in patent infringement actions for defendant costs.  In the event that the bill becomes law, the potential obligation to pay the legal fees of defendants in patent disputes could have a material adverse effect on our business or financial condition.

On June 4, 2013, the Obama Administration issued executive actions and legislative recommendations. The legislative measures recommended by the Obama Administration include requiring patentees and patent applicants to disclose the “Real Party-in-Interest”, giving district courts more discretion to award attorney’s fees to the prevailing party, requiring public filing of demand letters such that they are accessible to the public, and protecting consumers against liability for a product being used off-the shelf and solely for its intended use.

The executive actions includes ordering the United States Patent and Trademark Office (the “ USPTO”) to make rules to require the disclosure of the Real Party-in-Interest by requiring patent applicants and owners to regularly update ownership information when they are involved in proceedings before the USPTO (e.g. specifying the “ultimate parent entity”) and requiring the USPTO to train its examiners to better scrutinize functional claims to prevent allowing overly broad claims.

On December 5, 2013, the United States House of Representatives passed a patent reform titled the “Innovation Act” by a vote of 325-91. However, the Senate is still considering the bill. Representative Bob Goodlatte, with bipartisan support, introduced the Innovation Act on October 23, 2013. The Innovation Act, as passed by the House, has a number of major changes. Some of the changes include a heightened pleading requirement for the filing of patent infringement claims. It requires a particularized statement with detailed specificity regarding how each asserted claim term corresponds to the functionality of each accused instrumentality. The Innovation Act, as passed by the House, also includes fee-shifting provisions which provide that, unless the non-prevailing party of a patent infringement litigation positions were objectively reasonable, such non-prevailing party would have to pay the attorney’s fees of the prevailing party.

The Innovation Act also calls for discovery to be limited until after claim construction. The patent infringement plaintiff must also disclose anyone with a financial interest in either the asserted patent or the patentee and must disclose the ultimate parent entity. When a manufacturer and its customers are sued at the same time, the suit against the customer would be stayed as long as the customer agrees to be bound by the results of the case.

On April 29, 2014, the U.S. Supreme Court relaxed the standard for fee shifting in patent infringement cases. Section 285 of the Patent Act provides that attorneys’ fees may be awarded to a prevailing party in a patent infringement case in “exceptional cases.”

In Octane Fitness, LLC v. Icon Health & Fitness, Inc., the Supreme Court overturned the U.S. Court of Appeals for the Federal Circuit decisions limiting the meaning of “exceptional cases.” The U.S. Supreme Court held that an exceptional case “is simply one that stands out from others with respect to the substantive strength of a party’s litigation position” or “the unreasonable manner in which the case was litigated.” The U.S. Supreme Court also rejected the “clear and convincing evidence” standard for making this inquiry. The Court held that the standard should a “preponderance of the evidence.”

In Highmark Inc. v. Allcare Health Mgmt. Sys., Inc., the U.S. Supreme Court held that a district court’s grant of attorneys’ fees is reviewable by the U.S. Court of Appeals for the Federal Circuit only for “abuse of discretion” by the district court instead of the de novo standard that gave no deference to the district court.

These pair of decisions lowered the threshold for obtaining attorneys’ fees in patent infringement cases and increased the level of deference given to a district court’s fee-shifting determination.

These two cases will make it much easier for district courts to shift a prevailing party’s attorneys' fees to a non-prevailing party if the district court believes that the case was weak or conducted in an abusive manner. Defendants that get sued for patent infringement by non-practicing entities may elect to fight rather than settle the case because these U.S. Supreme Court decisions make it much easier for defendants to get attorneys’ fees.

On May 21, 2014, the Chairman of the Senate Judiciary Committee, Senator Patrick Leahy (D-Vt.) announced that the patent legislation to “combat” patent trolls is now on hold indefinitely because “there is not sufficient support.”  Among other provisions, the legislation would have forced a plaintiff that loses a patent infringement litigation to cover the defendant's litigation costs.  While the shelving of the legislation is great news for companies like Spherix Incorporated, there remains uncertainty in that future similar legislation may be introduced.

It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the proposals will become enacted as laws. Compliance with any new or existing laws or regulations could be difficult and expensive, affect the manner in which we conduct our business and negatively impact our business, prospects, financial condition and results of operations.

Our acquisitions of patent assets may be time consuming, complex and costly, which could adversely affect our operating results.

Acquisitions of patent or other intellectual property assets are critical to our business plan, are often time consuming, complex and costly to consummate. We may elect to not pursue any additional patents while we focus our efforts on monetizing our existing assets.  We may utilize many different transaction structures in our acquisitions and the terms of such acquisition agreements tend to be heavily negotiated. As a result, we expect to incur significant operating expenses and will likely be required to raise capital during the negotiations even if the acquisition is ultimately not consummated, if we determine to acquire additional patents or other assets. Even if we are able to acquire particular patent assets, there is no guarantee that we will generate sufficient revenue related to those patent assets to offset the acquisition costs. While we will seek to conduct confirmatory due diligence on the patent assets we are considering for acquisition, we may acquire patent assets from a seller who does not have complete analysis of infringements or claims, have proper title or ownership to those assets, or otherwise provides us with flawed ownership rights, including invalid or unenforceable assets. In those cases, we may be required to spend significant resources to defend our interest in the patent assets and, if we are not successful, our acquisition may be worthless, in which case we could lose part or all of our investment in the assets.

We may also identify patent or other intellectual property assets that cost more than we are prepared to spend with our own capital resources. We may incur significant costs to organize and negotiate a structured acquisition that does not ultimately result in an acquisition of any patent assets or, if consummated, proves to be unprofitable for us. Acquisitions involving issuance of our securities could be dilutive to existing stockholders and could be at prices lower than those prices reflected in the trading markets.  These higher costs could adversely affect our operating results and, if we incur losses, the value of our securities will decline.

In addition, we may acquire patents and technologies that are in the early stages of adoption. Demand for some of these technologies will likely be untested and may be subject to fluctuation based upon the rate at which our licensees or others adopt our patents and technologies in their products and services. As a result, there can be no assurance as to whether technologies we acquire or develop will have value that can be realized through licensing or other activities.

We have ongoing financial obligations to Rockstar under the terms of the December 2013 acquisition. Our failure to comply with our obligations to Rockstar could have a material adverse effect on the value of our assets, our financial performance and our ability to sustain operations.

In connection with our agreement to acquire Rockstar patents entered on December 31, 2013, the Company and Rockstar entered into a series of agreements which require us to redeem $20 million of stated value of Series I Convertible Preferred Stock in $5 million increments on each of the 6, 12, 18 and 24 months anniversary of the purchase.  We presently have inadequate cash to fund all of such payments.  In the event that such payments are not timely made, Rockstar may employ certain remedies, including the imposition of interest at a rate of 15% per annum from the closing date on unpaid and unconverted amounts due and after the 12 month anniversary can reduce the redemption obligations through sale or recovery of patents in the acquisition at a value equal to unconverted amounts due which have been pledged as collateral for such obligations.  Rockstar has filed a UCC-1 covering the Company’s redemption obligations and the right to foreclose on the collateral.  The redemption obligation is also required to be satisfied in the event that we engage in certain capital raising transactions (among other instances, where such transactions result in net proceeds to us in excess of $7.5 million) and from recoveries on other assets.  The obligation to utilize capital from financings and from other sources or the loss of patents to Rockstar upon a default could adversely impact our liquidity and financial position.

In certain acquisitions of patent assets, we may seek to defer payment or finance a portion of the acquisition price. This approach may put us at a competitive disadvantage and could result in harm to our business.

We have limited capital and may seek to negotiate acquisitions of patent or other intellectual property assets where we can defer payments or finance a portion of the acquisition price. These types of debt financing or deferred payment arrangements may not be as attractive to sellers of patent assets as receiving the full purchase price for those assets in cash at the closing of the acquisition, and, as a result, we might not compete effectively against other companies in the market for acquiring patent assets, many of whom have greater cash resources than we have. We may also finance our activities by issuance of debt which could require interest and amortization payments which we may not have the ability to repay, in which case we could be in default under the terms of loan agreements.  We may pledge our assets as collateral and if we are in default under our agreements, we could lose our assets through foreclosure or similar processes or become insolvent or bankrupt in which case investors could lose their entire investment.

Any failure to maintain or protect our patent assets or other intellectual property rights could significantly impair our return on investment from such assets and harm our brand, our business and our operating results.

Our ability to operate our new line of business and compete in the intellectual property market largely depends on the superiority, uniqueness and value of our acquired patent assets and other intellectual property. To protect our proprietary rights, we will rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions. No assurances can be given that any of the measures we undertake to protect and maintain our assets will have any measure of success.

We will be required to spend significant time and resources to maintain the effectiveness of our assets by paying maintenance fees and making filings with the USPTO. We may acquire patent assets, including patent applications, which require us to spend resources to prosecute the applications with the USPTO prior to issuance of patents. Further, there is a material risk that patent related claims (such as, for example, infringement claims (and/or claims for indemnification resulting therefrom), unenforceability claims, or invalidity claims) will be asserted or prosecuted against us, and such assertions or prosecutions could materially and adversely affect our business. Regardless of whether any such claims are valid or can be successfully asserted, defending such claims could cause us to incur significant costs and could divert resources away from our other activities.

Despite our efforts to protect our intellectual property rights, any of the following or similar occurrences may reduce the value of our intellectual property:

●	our applications for patents, trademarks and copyrights may not be granted and, if granted, may be challenged or invalidated;
●	issued trademarks, copyrights, or patents may not provide us with any competitive advantages when compared to potentially infringing other properties;
●	our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology; or
●	our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we acquire and/or prosecute.

Moreover, we may not be able to effectively protect our intellectual property rights in certain foreign countries where we may do business or enforce our patents against infringers in foreign countries. If we fail to maintain, defend or prosecute our patent assets properly, the value of those assets would be reduced or eliminated, and our business would be harmed.

Weak global economic conditions may cause infringing parties to delay entering into licensing agreements, which could prolong our litigation and adversely affect our financial condition and operating results.

Our business plan depends significantly on worldwide economic conditions, and the United States and world economies have recently experienced weak economic conditions. Uncertainty about global economic conditions poses a risk as businesses may postpone spending in response to tighter credit, negative financial news and declines in income or asset values. This response could have a material negative effect on the willingness of parties infringing on our assets to enter into licensing or other revenue generating agreements voluntarily. Entering into such agreements is critical to our business plan, and our failure to do so could cause material harm to our business.

If we are not able to protect our intellectual property from unauthorized use, it could diminish the value of our products and services, weaken our competitive position and reduce our revenue.

Our success depends in large part on our intellectual property ownership. In addition, we believe that our trade secrets and non patented technology may be key to identifying and differentiating our products and services from those of our competitors. We may be required to spend significant resources to monitor and police our intellectual property rights. If we fail to successfully enforce our intellectual property rights, the value of our products and services could be diminished and our competitive position may suffer.

We rely on a combination of copyright, trademark and trade secret laws, confidentiality procedures and licensing arrangements to establish and protect our proprietary rights. Third-parties could copy or otherwise obtain and use our property without authorization or develop similar information and property independently, which may infringe upon our proprietary rights. We may not be able to detect infringement and may lose competitive position in the market before we do so, including situations which may damage our ability to succeed in licensing negotiations or legal proceedings such as patent infringement cases we may bring. In addition, competitors may design around our technologies or develop competing technologies. Intellectual property protection may also be unavailable or limited in some foreign countries.

If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our proprietary rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings. We will also rely on trade secrets and contract law to protect some of our proprietary technology. We will enter into confidentiality and invention agreements with inventors, employees and consultants and common interest agreements with parties associated with our litigation efforts. Nevertheless, these agreements may not be honored and they may not effectively protect our right to our privileged, confidential or proprietary information or our patented or un-patented trade secrets and know-how. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

We face evolving regulation of corporate governance and public disclosure that may result in additional expenses and continuing uncertainty.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, SEC regulations and NASDAQ Stock Market LLC rules are creating uncertainty for public companies. We are presently evaluating and monitoring developments with respect to new and proposed rules and cannot predict or estimate the amount of the additional costs we may incur or the timing of these costs. For example, compliance with the internal control requirements of Section 404 of the Sarbanes-Oxley Act has to date required the commitment of significant resources to document and test the adequacy of our internal control over financial reporting. These new or changed laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest the resources necessary to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies, due to ambiguities related to practice or otherwise, regulatory authorities may initiate legal proceedings against us, which could be costly and time-consuming, and our reputation and business may be harmed.

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud and our business may be harmed and our stock price may be adversely impacted.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and to effectively prevent fraud. Any inability to provide reliable financial reports or to prevent fraud could harm our business. The Sarbanes-Oxley Act of 2002 requires management to evaluate and assess the effectiveness of our internal control over financial reporting. In order to continue to comply with the requirements of the Sarbanes-Oxley Act, we are required to continuously evaluate and, where appropriate, enhance our policies, procedures and internal controls.  If we fail to maintain the adequacy of our internal controls over financial reporting, we could be subject to litigation or regulatory scrutiny and investors could lose confidence in the accuracy and completeness of our financial reports.  We cannot assure you that in the future we will be able to fully comply with the requirements of the Sarbanes-Oxley Act or that management will conclude that our internal control over financial reporting is effective.  If we fail to fully comply with the requirements of the Sarbanes-Oxley Act, our business may be harmed and our stock price may decline.

Our assessment, testing and evaluation of the design and operating effectiveness of our internal control over financial reporting resulted in our conclusion that, as of March 31, 2014, our internal control over financial reporting was not effective, due to the Company’s lack of segregation of duties, and difficulty in applying complex accounting principles, including fair value of derivatives, options and warrants as well as stock based compensation accounting. We can provide no assurance as to conclusions of management with respect to the effectiveness of our internal control over financial reporting in the future.

If we make acquisitions, it could divert management’s attention, cause ownership dilution to our shareholders and be difficult to integrate.

Following our acquisition of North South in September 2013, we have grown rapidly and we expect to continue to evaluate and consider future acquisitions. Acquisitions generally involve significant risks, including difficulties in the assimilation of the assets, services and technologies we acquire or industry overlay on which the patent assets read, diversion of management's attention from other business concerns, overvaluation of the acquired assets, and the acceptance of the acquired assets and/or claims.  Acquisitions may not be successful, which can have a number of adverse effects upon us including adverse financial effects and may seriously disrupt our management’s time. The integration of acquired assets may place a significant burden on management and our internal resources. The diversion of management attention and any difficulties encountered in the integration process could harm our business.

If we fail to manage our existing assets and patent inventory and third party relationships (such as attorneys and experts) effectively, our revenue and profits could decline and should we fail to acquire additional revenues from license fees, our growth could be impeded.

Our success depends in part on our ability to manage our existing portfolios of patent assets and manage our third party data relationships necessary to monetize our assets effectively.  Our attorneys and experts are not bound by long-term contracts that ensure us a consistent access to expertise necessary to enforce our patents, which is crucial to our ability to generate license revenues and prosecute infringers.  In addition, attorneys and experts can change the cost of the services they provide, such as contingent fees that we are required to pay, and our arrangements often required an increasing percentage of recoveries to be devoted to attorney's fees depending on the length of time or stage of the case prior to settlement or recovery, reducing the residual amount available to us following conclusion of a case.  If an attorney, seller, inventor or expert decides not to provide needed assistance in connection with a case, or provides assistance to prospective licensees or defendants, we may not be able to timely replace this expertise with that from other sources or prevent such assistance to others from damaging our claims and prospects for recovery or licensing thus resulting in potentially lost cases, opportunities, or revenues and potentially diminishing the value of our patent assets.  The ability to utilize attorneys, sellers’ personnel, inventors or experts will depend on various factors, some of which are beyond our control.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated March 31, 2014, our independent registered public accountants stated that our financial statements for the year ended December 31, 2013 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern, which may hinder our ability to obtain future financing, is an issue raised as a result of recurring losses from operations. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Risks Related to Ownership of Our Common Stock.

The price of our common stock has been highly volatile due to several factors that will continue to affect the price of our stock.

Our common stock has traded as low as $1.24 and as high as $218.00 between January 1, 2011 and May 27, 2014 (on a split-adjusted basis). The reason for the volatility in our stock is not well understood and may continue.  Some of the factors we believe that have contributed to our common stock volatility include:

●	termination of drug development efforts and Phase III clinical studies for our prior business;
●	entry into new business ventures;
●	asset acquisitions of dispositions;
●	commencement of patent litigation;
●	licensing, enforcement and settlement activities;
●	small amounts of our stock available for trading, expiration of any lockup agreements and terms of any leak-out rights with respect thereto;
●	obligations to and filing of registration statements registering the sale of new or outstanding shares of our common stock;
●	options and derivatives availability or unavailability;
●	short selling;
●	small public float of our outstanding common stock;
●	expiration of Rule 144 holding periods with respect to our outstanding common stock;
●	fluctuations in our operating results;
●	changes in the capital markets and ability for the Company to raise capital;
●	legal developments and public awareness with respect to patents and the business engaged in by NPE’s generally, and by the Company;
●	general economic conditions; and
●	legal and regulatory environment.

Our common stock may be delisted from The NASDAQ Capital Market if we fail to comply with continued listing standards.

Our common stock is currently traded on The NASDAQ Capital Market under the symbol “SPEX.”  If we fail to meet any of the continued listing standards of The NASDAQ Capital Market, our common stock could be delisted from The NASDAQ Capital Market.  These continued listing standards include specifically enumerated criteria, such as:

●	a $1.00 minimum closing bid price;
●	stockholders’ equity of $2.5 million;
●	500,000 shares of publicly-held common stock with a market value of at least $1 million;
●	300 round-lot stockholders; and
●	compliance with NASDAQ’s corporate governance requirements, as well as additional or more stringent criteria that may be applied in the exercise of NASDAQ’s discretionary authority.

Prior to our entering into our new line of business, we had several instances of NASDAQ deficiencies.

On April 20, 2012, the Company received a deficiency notice from NASDAQ regarding the bid price of our common stock. Following a 1 for 20 reverse stock split, on October 8, 2012, NASDAQ provided confirmation to us that we regained compliance with Marketplace Rule 5550(a)(2) since the closing bid price of its common stock had traded at $1.00 per share or greater for at least ten (10) consecutive business days. This was the second time the Company employed a reverse stock split to avoid NASDAQ delisting.

On September 25, 2012, the Company received written notification from NASDAQ advising that the minimum number of publicly held shares of our common stock had fallen below the minimum 500,000 shares required for continued listing on the NASDAQ Capital Market pursuant to NASDAQ Rule 5550(a)(4). As a result of our November 2012 private placement transaction, the Company was advised by NASDAQ that it regained compliance with Rule 5550(a)(4).

On December 31, 2012, our total stockholders’ equity was $854,000, and was below the $2.5 million listing standard required by NASDAQ.  In March 2013, we exchanged warrants issued in November 2012 for Series C Preferred Stock, effectively increasing total stockholders’ equity to approximately $2.8 million.

If we fail to comply with NASDAQ’s continued listing standards, we may be delisted and our common stock will trade, if at all, only on the over-the-counter market, such as the OTC Bulletin Board or OTCQX market, and then only if one or more registered broker-dealer market makers comply with quotation requirements.  In addition, delisting of our common stock could depress our stock price, substantially limit liquidity of our common stock and materially adversely affect our ability to raise capital on terms acceptable to us, or at all.

We could fail in future financing efforts or be delisted from NASDAQ if we fail to receive stockholder approval when needed.

We are required under the NASDAQ rules to obtain stockholder approval for any issuance of additional equity securities that would comprise more than 20% of the total shares of our common stock outstanding before the issuance of such securities sold at a discount to the greater of book or market value in an offering that is not deemed to be a “public offering” by NASDAQ.  Funding of our operations and acquisitions of assets may require issuance of additional equity securities that would comprise more than 20% of the total shares of our common stock outstanding, but we might not be successful in obtaining the required stockholder approval for such an issuance.  If we are unable to obtain financing due to stockholder approval difficulties, such failure may have a material adverse effect on our ability to continue operations.

Our shares of common stock are thinly traded and, as a result, stockholders may be unable to sell at or near ask prices, or at all, if they need to sell shares to raise money or otherwise desire to liquidate their shares.

Our common stock has been “thinly-traded” meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable.  In addition, we believe that due to the limited number of shares of our common stock outstanding, an options market has not been established for our common stock, limiting the ability of market participants to hedge or otherwise undertake trading strategies available for larger companies with broader shareholder bases which prevents institutions and others from acquiring or trading in our securities.  Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give stockholders any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

Dividends on our common stock are not likely.

We do not anticipate paying cash dividends on our common stock in the foreseeable future.  Investors must look solely to the potential for appreciation in the market price of the shares of our common stock to obtain a return on their investment.

Because of the Rights Agreement and “Anti-Takeover” provisions in our Certificate of Incorporation and Bylaws, a third party may be discouraged from making a takeover offer that could be beneficial to our stockholders.

Effective as of January 24, 2013, we adopted a new shareholder rights plan. The effect of this rights plan and of certain provisions of our Certificate of Incorporation, By-Laws, and the anti-takeover provisions of the Delaware General Corporation Law, could delay or prevent a third party from acquiring us or replacing members of our Board of Directors, or make more costly any attempt to acquire control of the Company, even if the acquisition or the Board designees would be beneficial to our stockholders. These factors could also reduce the price that certain investors might be willing to pay for shares of the common stock and result in the market price being lower than it would be without these provisions.

In addition, defendants in actions seeking to enforce our patents may seek to influence our Board of Directors and stockholders by acquiring positions in the Company to force consideration of settlement or licensing proposals that may be less desirable than other outcomes such as litigation with respect to our monetization or patent enforcement activities.  The effect of such influences on our Company or our corporate governance could reduce the value of our monetization activities and have an adverse affect on the value of our assets. The effect of Anti-Takeover provisions could impact the ability of prospective defendants to obtain influence in the Company or representation on the Board of Directors or acquire a significant ownership position and such result may have an adverse effect on the Company and the value of its securities.

If we cannot manage our growth effectively, we may not establish or maintain profitability.

Businesses which grow rapidly often have difficulty managing their growth. If our business continues to grow as rapidly as it has since September 2013 and as we anticipate, we will need to expand our management by recruiting and employing experienced executives and key employees capable of providing the necessary support.

We cannot assure you that our management will be able to manage our growth effectively or successfully. Our failure to meet these challenges could cause us to continue to lose money, which will reduce our stock price.

It may be difficult to predict our financial performance because our quarterly operating results may fluctuate.

Our revenues, operating results and valuations of certain assets and liabilities may vary significantly from quarter to quarter due to a variety of factors, many of which are beyond our control. You should not rely on period-to-period comparisons of our results of operations as an indication of our future performance. Our results of operations may fall below the expectations of market analysts and our own forecasts.  If this happens, the market price of our common stock may fall significantly. The factors that may affect our quarterly operating results include the following:

●	fluctuations in results of our enforcement and licensing activities or outcome of cases;
●	fluctuations in duration of judicial processes and time to completion of cases;
●	the timing and amount of expenses incurred to negotiate with licensees and obtain settlements from infringers;
●	the impact of our anticipated need for personnel and expected substantial increase in headcount;
●
fluctuations in the receptiveness of courts and juries to significant damages awards in patent infringement cases and speed to trial in the jurisdictions in which our cases may be brought and the accepted royalty rates attributable to damages analysis for patent cases generally, including the royalty rates for industry standard patents which we may own or acquire;

●	worsening economic conditions which cause revenues or profits attributable to infringer sales of products or services to decline;
●	changes in the regulatory environment, including regulation of NPE activities or patenting practices , that may negatively impact our or infringers practices;
●
the timing and amount of expenses associated with litigation, regulatory investigations or restructuring activities, including settlement costs and regulatory penalties assessed related to government enforcement actions;

●	Any changes we make in our Critical Accounting Estimates described in the Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our periodic reports;
●
the adoption of new accounting pronouncements, or new interpretations of existing accounting pronouncements, that impact the manner in which we account for, measure or disclose our results of operations, financial position or other financial measures; and

●	costs related to acquisitions of technologies or businesses.

If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our ability to attract and retain key personnel and the continued contributions of our executive officers, each of whom may be difficult to replace. In particular, Anthony Hayes, our Chief Executive Officer, is important to the management of our business and operations and the development of our strategic direction. The loss of the services of any such individual and the process to replace any key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

Our largest shareholders can exert significant control over our business and affairs and may have actual or potential interests that may depart from those of our other shareholders.

Our largest outside stockholders own a substantial percentage of our outstanding voting capital.  The interests of such persons may differ from the interests of other stockholders.  There can be no assurance that our significant stockholders will, in future matters submitted for stockholder approval, vote in favor of such matter, even if such matters are recommended for approval by management or are in the best interest of stockholders, generally. As a result, in addition to their positions with us, such persons will have the ability to vote their significant holdings in favor of proposals presented to our stockholders for approval, including proposals to:

●	elect or defeat the election of our directors;
●	amend or prevent amendment of our certificate of incorporation or bylaws;
●	effect or prevent a merger, sale of assets or other corporate transaction; and
●	control the outcome of any other matter submitted to the shareholders for vote.

In addition, such holder's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.  Our significant stockholders could also utilize their significant ownership interest to seek to influence management and decisions of the Company.

Because an increasing amount of our outstanding shares may become freely tradable, sales of these shares could cause the market price of our common stock to drop significantly, even if our business is performing well.

As of May 28, 2014, we had outstanding 16,564,557 shares of common stock, of which our directors and executive officers own 49,226  shares which are subject to the limitations of Rule 144 under the Securities Act. Additionally, approximately 15,000,003 shares of common stock (including shares of common stock underlying our outstanding shares of Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock), became eligible for sale under Rule 144 on March 10, 2014.  However, shares of Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock contain limitations on conversion related to the holder’s beneficial ownership and the shares of Series D Convertible Preferred Stock contain limitations on conversion tied to the trading volume of the Company’s common stock, which may have the effect of limiting the conversion and sale of such shares.

In general, Rule 144 provides that any non-affiliate of ours, who has held restricted common stock for at least six-months, is entitled to sell their restricted stock freely, provided that we are then current in our filings with the SEC.

An affiliate of the Company may sell after six months with the following restrictions:

●	we are current in our filings,
●	certain manner of sale provisions,
●	filing of Form 144, and
●
volume limitations limiting the sale of shares within any three-month period to a number of shares that does not exceed the greater of 1% of the total number of outstanding shares or, the average weekly trading volume during the four calendar weeks preceding the filing of a notice of sale.

Because almost all of our outstanding shares are freely tradable (subject to certain restrictions imposed by lockup agreements executed by the holders thereof) and the shares held by our affiliates may be freely sold (subject to the Rule 144 limitations), sales of these shares could cause the market price of our common stock to drop significantly, even if our business is performing well.

Risks Related to Our Series J Convertible Preferred Stock and this Offering

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could utilize the proceeds in ways that do not improve our results of operations or enhance the value of our common stock, and investors will be relying solely on the judgment of our board of directors and management regarding the application of these proceeds. Our failure to apply these funds effectively could have a material adverse effect on our business, the commercialization of our products and cause the price of our common stock to decline. Investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately.

We may allocate the net proceeds from this offering in ways which differ from our estimates based on our current plans and assumptions discussed in the section titled "Use of Proceeds" and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds” below. You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other shareholders may not agree with our decisions. See "Use of Proceeds" for additional information.

You will experience immediate and substantial dilution in the net tangible book value per share of the preferred stock you purchase.

Since the price per share of the common stock underlying our preferred stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate dilution in the net tangible book value of the preferred stock you purchase in this offering. After giving effect to the sale of 10,000,000 shares of our preferred stock in this offering at the offering price of $2.00 per share, and after deducting the placement agents fees and estimated offering expenses payable by us, you will experience immediate dilution of $1.94 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2014 after giving effect to this offering and the offering price. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

You will experience future dilution as a result of future equity offerings.

We may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at  price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to investors in this offering. Additionally, as an investor in this offering, you may incur dilution as a result of grants of equity awards under our equity incentive plans, or upon exercise of options or warrants currently outstanding with exercise prices at or below the public offering price of our common stock in this offering.

Our share price may be volatile and there may not be an active trading market for our common stock.

There can be no assurance that the market price of our common stock will not decline below its present market price or that there will be an active trading market for our common stock. The market prices of technology or technology related companies have been and are likely to continue to be highly volatile. Fluctuations in our operating results and general market conditions for technology or technology related stocks could have a significant impact on the volatility of our common stock price. We have experienced significant volatility in the price of our common stock. From January 1, 2011 through May 27, 2014, the share price of our common stock has ranged from a high of $218.00 to a low of $1.24.  Factors contributing to such volatility include, but are not limited to:

•	developments regarding regulatory filings;

•	our funding requirements and the terms of our financing arrangements;

•	technological innovations;

•	introduction of new technologies by us or our competitors;
•	material changes in existing litigation;
•	changes in the enforceability or other matters surrounding our patent portfolios;

•	government regulations and laws;

•	developments in patent or other proprietary rights;

•	the number of shares issued and outstanding;

•	the number of shares trading on an average trading day;

•	announcements regarding other participants in the technology and technology related industries, including our competitors; and

•	market speculation regarding any of the foregoing.

A substantial number of shares of our common stock convertible under the Series J Convertible Preferred Stock may be sold in this offering, which could cause the price of our common stock to decline.

Sales of a substantial number of shares of our common stock convertible under the Series J Convertible Preferred Stock sold in this offering and in the public market following this offering could cause the market price of our common stock to decline. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

Sales of additional shares of our common stock, including by us or our directors and officers following expiration or early release of the two month lock-up, could cause the price of our common stock to decline.

Sales of substantial amounts of our common stock in the public market, or the availability of such shares for sale, by us or others, including the issuance of common stock upon exercise of outstanding options, could adversely affect the price of our common stock. In connection with this offering and with certain exceptions, we and our directors and officers have entered into lock-up agreements for a period of two months following this offering (which period may be extended under certain circumstances).

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the securities offered by this prospectus supplement and the accompanying prospectus will be approximately $18.3 million, after deducting the placement agent’s fees and estimated offering expenses and assuming that we will sell the maximum number of securities offered hereby.  There can be no assurance we will sell any or all of the securities offered hereby.  Because there is no minimum offering amount required as a condition to closing this offering, we may sell less than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us.

We currently intend to use the net proceeds to meet our working capital needs and general corporate purposes including any payments that may be required under our Series I Preferred Stock held by Rockstar Consortium.  The amounts and timing of the expenditures may vary significantly depending on numerous factors, including the net proceeds to us from the sale of the securities offered under this prospectus supplement and our need for and ability to raise additional capital.  We reserve the right to change the use of proceeds as a result of certain contingencies, such as any future opportunities to evaluate, negotiate and complete one or more strategic transactions.  Accordingly, our management will have broad discretion in the application of the net proceeds of this offering.  Pending use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

CAPITALIZATION

The following table sets forth the capitalization of the company, on a pro forma basis, assuming the number of common shares offered hereby are sold:

PRE-FUNDING
Preferred stock	$-
Common stock	1
Additional Paid-In Capital	109,137
Treasury stock at cost	(264)
Accumulated Deficit	(61,239)
Total Stockholders’ Equity	47,635

POST FUNDING
Preferred stock	$-
Common stock	2
Additional Paid-In Capital	127,436
Treasury stock at cost	(264)
Accumulated Deficit	(61,239)
Total Stockholders’ Equity	65,935

DILUTION

If you purchase our preferred stock in this offering (which is convertible into common stock), your interest will be diluted to the extent of the difference between the amount per share paid by purchasers of securities in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of shares of our common stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately afterwards.

The net tangible book value of our common stock as of March 31, 2014 was approximately $47.6 million, or $5.80 per share. After giving effect to the sale of 10,000,000 shares of our preferred stock offered hereby, at a public offering price of $ 2.00 per share, through this prospectus supplement and the accompanying prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses, our net tangible book value as of March 31, 2014 would have been approximately $65.9 million, or $3.62 per share. This represents an immediate decrease in net tangible book value of $2.18 per share to existing shareholders and an immediate dilution of $5.62 per share to new investors purchasing securities in this offering at the assumed public offering price. The following table illustrates this dilution:

Assumed public offering price per share		$2.00
Net tangible book value per share as of March 31, 2014	$5.80
Increase per share attributable to new investors	(2.18)

As adjusted net tangible book value per share after giving effect to this offering		3.62

Dilution per share to new investors		$5.62

Each $.50 increase (decrease) in the assumed public offering price of $2.00  per share would increase (decrease) our as adjusted net tangible book value after this offering by approximately $70.6 million, or approximately $3.88 per share, and the dilution per share to new investors by approximately $6.38 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus supplement, remains the same.

The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

The foregoing table does not take into effect further dilution to new investors that could occur upon the exercise of outstanding options or the conversion of convertible debt having a per share exercise price or conversion price less than the offering price per share in this offering or the release of shares upon vesting of restricted stock units and performance-based equity awards. The number of shares of our common stock in the calculations above is based on 12,269,812 million shares outstanding as of March 31, 2014, excludes, as of that date:

•
3.3 million shares of common stock issuable upon exercise of outstanding options as of March 31, 2014 at a weighted average exercise price of $6.58 per share, of which 1.6 million were exercisable at December 31, 2013;

•
10,000 shares of common stock issuable upon the performance-based vesting of outstanding awards granted under our equity incentive plans with a weighted average grant date fair value of $4.74 per share; and

•	0.8 million shares of common stock reserved for future issuance under our equity plans.

DESCRIPTION OF SERIES J CONVERTIBLE PREFERRED STOCK

In this offering, we are offering a maximum of 10,000,000 shares of Series J Convertible Preferred Stock.  This prospectus supplement also relates to the offering of 10,000,000 shares of our common stock issuable upon conversion, if any, of the Series J Preferred shares.

Series J Preferred Stock

Liquidation.

(a) Upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, each holder of Series J Preferred Stock shall be entitled to receive, for each share thereof, out of assets of the Company legally available therefor, a preferential amount in cash equal to the greater of (i) the Stated Value or (ii) the amount the holder would receive as a holder of the Company's common stock, par value $0.0001 per share (the “Common Stock”), if such holder had converted the Series J Preferred Stock immediately prior to such liquidation, dissolution or winding up (without regard to any limitations on conversion or beneficial ownership herein or elsewhere).  All preferential amounts to be paid to the holders of Series J Preferred Stock in connection with such liquidation, dissolution or winding up shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Company to the holders of (i) any other class or series of capital stock whose terms expressly provide that the holders of Series J Preferred Stock should receive preferential payment with respect to such distribution (to the extent of such preference) and (ii) the Company’s Common Stock.  If upon any such distribution the assets of the Company shall be insufficient to pay the holders of the outstanding shares of Series J Preferred Stock (or the holders of any class or series of capital stock ranking on a parity with the  Series J Preferred Stock as to distributions in the event of a liquidation, dissolution or winding up of the Company) the full amounts to which they shall be entitled, such holders shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable thereon were paid in full.

(b) Any distribution in connection with the liquidation, dissolution or winding up of the Company, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible.  Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

  Voting.  Except as otherwise expressly required by law, each holder of Series J Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation and shall be entitled to the number of votes for each share of Series J Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, equal to the number of shares of Common Stock such shares of Series J Preferred Stock are convertible into at such time, taking into account the Beneficial Ownership Limitations set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series J Convertible Preferred Stock.  Except as otherwise required by law, the holders of shares of Series J Preferred Stock shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class.

Conversion.

(a) Conversion Right. Each holder of Series J Preferred Stock may, from time to time, convert any or all of such holder’s shares of Series J Preferred Stock into fully paid and non-assessable shares of Common Stock in an amount equal to one (1) share of the Company’s Common Stock for each one (1) share of Series J Preferred Stock surrendered, subject to the limitations set forth below.

(b)           Maximum Conversion Blocker.  At no time may all or a portion of shares of Series J Preferred Stock be converted if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning more than 9.99% of all of the Common Stock outstanding at such time.  By written notice to the Company, a holder of Series J Preferred Stock may from time to time decrease the 9.99% Beneficial Ownership Limitation to any other percentage specified in such notice.  Notwithstanding the foregoing, certain investors have requested that their initial beneficial ownership limitation be 4.99%.

Certain Adjustments.  The conversion ratio of the Series J Preferred Stock shall be adjusted in the case of stock dividends and stock splits.  Holders of the Series J Preferred Stock will also have the right to receive for each share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of a Fundamental Transaction (as defined in the Certificate of Designation of Preferences, Rights and Limitations of Series J Convertible Preferred Stock), the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of such shares of Common Stock.

 Common Stock

   Subject to the rights of the preferred stock, holders of common stock are entitled to receive such dividends as are declared by our board of directors out of funds legally available for the payment of dividends.  We presently intend to retain any earnings to fund the development of our business.  Accordingly, we do not anticipate paying any dividends on our common stock for the foreseeable future.  Any future determination as to declaration and payment of dividends will be made at the discretion of our board of directors.

   In the event of the liquidation, dissolution, or winding up of the Company, each outstanding share of our common stock will be entitled to share equally in any of our assets remaining after payment of or provision for our debts and other liabilities.

   Holders of common stock are entitled to one vote per share on matters to be voted upon by stockholders.  There is no cumulative voting for the election of directors, which means that the holders of shares entitled to exercise more than fifty percent (50%) of the voting rights in the election of directors are able to elect all of the directors.

   Holders of common stock have no preemptive rights to subscribe for or to purchase any additional shares of common stock or other obligations convertible into shares of common stock which we may issue after the date of this prospectus.

   All of the outstanding shares of common stock are fully paid and non-assessable.  Holders of our common stock are not liable for further calls or assessments.

   The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and our Series J Preferred Stock is Equity Stock Transfer, with an address at 110 Greene Street, Suite 403, New York, NY 10012.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “SPEX”.  We have not applied to list our common stock on any other exchange or quotation system.

Provisions of Our Certificate of Incorporation and Delaware Law that May Have an Anti-Takeover Effect

Certain provisions set forth in our certificate of incorporation and Delaware law, which are summarized below, may have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in the stockholder’s best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Delaware Takeover Statute

Section 203 of the DGCL prohibits a Delaware corporation that is a public company from engaging in any “business combination” (as defined below) with any “interested stockholder” (defined generally as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with such entity or person) for a period of three years following the date that such stockholder became an interested stockholder, unless:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●
on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DCGL defines “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and persons controlling us, we understand that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and may therefore be unenforceable.

PLAN OF DISTRIBUTION

Laidlaw & Co. (UK) Ltd. is acting as the sole placement agent in connection with this offering. The placement agent may engage selected dealers to assist in the placement of the shares of preferred stock. The placement agent is not purchasing or selling any of the shares of preferred stock offered by this prospectus supplement and the accompanying prospectus, nor are they required to arrange the purchase or sale of any specific number or dollar amount of shares of preferred stock. The placement agent has agreed to use its commercially reasonable efforts to arrange for the sale of all of the shares of preferred stock offered hereby.

The placement agency agreement provides that the obligations of the placement agent is subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary opinions and closing certificates.

The placement agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement to one or more investors through securities purchase agreements directly between the purchasers and us. All of the securities will be sold at the same price and, we expect, at a single closing. We established the price following negotiations with prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price and other factors. It is possible that not all of the securities we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to seven percent (7.0%) of the gross proceeds in this offering.

The following table shows the per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the shares of our common stock offered pursuant to this prospectus supplement and the accompanying base prospectus assuming the purchase of all of the shares offered hereby:

Per Share	$0.14
Total	$1,400,000

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

Our obligation to issue and sell shares of our preferred stock to the purchasers is subject to the conditions set forth in the securities purchase agreements, which may be waived by us at our discretion. The purchasers’ obligation to purchase shares of our preferred stock is subject to the conditions set forth in the securities purchase agreements as well, which may also be waived.

We negotiated the price for the shares of preferred stock offered in this offering with the purchasers. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We currently anticipate that the sale of the shares of our preferred stock will be completed on or about June 2, 2014. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agents’ fee, will be approximately $305,000, which includes legal and printing costs, and various other fees.

Indemnification

We have agreed to indemnify Laidlaw against liabilities under the Securities Act of 1933, as amended. We have also agreed to contribute to payments Laidlaw may be required to make in respect of such liabilities.

Lock-up Agreements

We, our officers and directors have agreed to that for a period of sixty days from the date of this prospectus supplement we and they will not, without the prior written consent of Laidlaw & Co. (UK) Ltd., dispose of or hedge any shares of our common stock or any securities convertible into or exchangeable for our common stock. Laidlaw & Co. (UK) Ltd. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice, subject to certain exceptions. Notwithstanding the foregoing, if (i) during the last 17 days of the 2 month restricted period (i) we issue an earnings release or material news or a material event relating to our company occurs; or (ii) prior to the expiration of the two month restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the two month restricted period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “SPEX.”

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by either placement agent, or by an affiliate. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on any placement agent’s website and any information contained in any other website maintained by any placement agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and the securities purchase agreements, copies of which are included as exhibits to our current report on Form 8-K that will be filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-33.

Regulation M Restrictions

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the units sold by them while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of units offered hereby by any placement agent acting as a principal. Under these rules and regulations, each placement agent:

•	must not engage in any stabilization activity in connection with our securities; and

•
must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Passive Market Making

In connection with this offering, the placement agent and any selling group members may engage in passive market making transactions in our common stock on the NASDAQ Stock Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Other

FROM TIME TO TIME, THE PLACEMENT AGENT AND ITS AFFILIATES HAVE PROVIDED, AND MAY IN THE FUTURE PROVIDE, VARIOUS INVESTMENT BANKING, FINANCIAL ADVISORY AND OTHER SERVICES TO US AND OUR AFFILIATES FOR WHICH SERVICES THEY HAVE RECEIVED, AND MAY IN THE FUTURE RECEIVE, CUSTOMARY FEES. IN THE COURSE OF THEIR BUSINESSES, THE PLACEMENT AGENT AND ITS AFFILIATES MAY ACTIVELY TRADE OUR SECURITIES OR LOANS FOR THEIR OWN ACCOUNT OR FOR THE ACCOUNTS OF CUSTOMERS, AND, ACCORDINGLY, THE PLACEMENT AGENT AND ITS AFFILIATES MAY AT ANY TIME HOLD LONG OR SHORT POSITIONS IN SUCH SECURITIES OR LOANS.

LEGAL MATTERS

Nixon Peabody LLP, our counsel in connection with the offering, will issue an opinion about the validity of the securities being offered.

Sichenzia Ross Friedman Ference LLP, New York, NY, is counsel for the placement agent in connection with the offering.

EXPERTS

The audited financial statements as of and for the year ended December 31, 2012 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements as of December 31, 2013 and for the year then ended incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Marcum LLP, which includes an explanatory paragraph as to the Company's ability to continue as a going concern, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and accompanying prospectus constitute a part of a registration statement on Form S-3 that we filed on April 17, 2014 with the SEC under the Securities Act, amended on April 9, 2014 and May 7, 2014, and which was declared effective on May 16, 2014. We refer you to this registration statement for further information about us and the securities offered hereby.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings contain important information that does not appear in this prospectus supplement or the accompanying prospectus. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549, or in New York, New York and Chicago, Illinois. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement information we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information may include documents filed after the date of this prospectus supplement which update and supersede the information you read in this prospectus.

We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus supplement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these shares (excluding any that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 9 or 12 of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;
●	our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013;
●	our Quarterly Report on Form 10-Q filed on May 15, 2014;
●	our Current Report on Form 8-K filed on January 2, 2014;
●	our Current Report on Form 8-K filed on January 6, 2014;
●	our Current Report on Form 8-K filed on January 9, 2014;
●	our Current Report on Form 8-K filed on January 14, 2014;
●	our Current Report on Form 8-K filed on January 24, 2014;
●	our Current Report on Form 8-K filed on January 27, 2014;
●	our Current Report on Form 8-K filed on February 3, 2014;
●	our Current Report on Form 8-K filed on February 7, 2014;
●	our Current Report on Form 8-K filed on February 10, 2014;
●	our Current Report on Form 8-K filed on February 12, 2014;
●	our Current Report on Form 8-K filed on February 20, 2014;
●	our Current Report on Form 8-K filed on March 7, 2014;
●	our Current Report on Form 8-K filed on March 17, 2014;
●	our Current Report on Form 8-K filed on March 27, 2014;
●	our Current Report on Form 8-K filed on March 27, 2014;
●	our Current Report on Form 8-K filed on March 31, 2014;
●	our Current Report on Form 8-K filed on April 16, 2014;

●	our Current Report on Form 8-K filed on April 18, 2014;
●	our Current Report on Form 8-K filed on April 21, 2014;
●	our Current Report on Form 8-K filed on April 25, 2014;
●	our Current Report on Form 8-K filed on May 5, 2014;
●	our Current Report on Form 8-K filed on May 24, 2014
●	our Current Report on Form 8-K filed on May 27, 2014;
●	our Current Report on Form 8-K filed on May 29, 2014;
●	our Current Report on Form 8-K filed on May 29, 2014;
●	our Preliminary Proxy Statement on Schedule 14A filed on March 7, 2014 and amended on March 24, 2014;
●	our Definitive Proxy Statement on Schedule 14A filed on March 28, 2014; and
●	The description of our capital stock that is contained in our Registration Statement on Form 8-A, filed with the SEC on January 30, 2013.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of this registration statement of which this prospectus is a part. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.  The reports and other documents that we file after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act will update, supplement and supersede the information in this prospectus. You may request and obtain a copy of any of the filings incorporated herein by reference, at no cost, by writing or telephoning us at the following address or phone number:

Spherix Incorporated
6430 Rockledge Drive #503
Bethesda, Maryland 20817
Attention: Anthony Hayes, Chief Executive Officer
Telephone: (301) 897-2540

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

Accompanying Prospectus

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 7, 2014

PROSPECTUS

SPHERIX INCORPORATED

 $30,000,000
Common Stock
Preferred Stock
Warrants
Units

1,778,409 shares of common stock offered by the Selling Stockholders, including 592,794 shares of common stock underlying warrants
__________________________________

We may offer and sell, from time to time in one or more offerings, any combination of securities that we describe in this prospectus having an aggregate initial offering price of up to $30,000,000.  We may also offer common stock or preferred stock upon exercise of warrants; and common stock upon conversion of preferred stock or any combination thereof.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The accompanying prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

In addition, the selling stockholders identified in this prospectus, and any of their respective pledgees, donees, transferees or other successors in interest, may offer and sell up to 1,778,409 shares of our common stock, including 592,794 shares of common stock issuable upon exercise of outstanding warrants, from time to time under this prospectus and any prospectus supplement.  The selling stockholders may offer and sell such shares to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.  The selling stockholders may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.  We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.  The selling stockholders will pay all underwriting discounts and commissions, if any, in connection with the sale of their shares.  See “Stockholders” and “Plan of Distribution.

Our common stock is traded on The NASDAQ Capital Market under the symbol “SPEX.”  On May 6, 2014, the last reported sale price of our common stock on The NASDAQ Capital Market was $1.48. The applicable prospectus supplement will contain information, where applicable, as to any listing, if any, on The NASDAQ Capital Market or any other securities market or other exchange covered by the applicable prospectus supplement.

The shares of common stock offered by us may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis.  See “Plan of Distribution” in this prospectus.  We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

CONCURRENT OFFERINGS

       On January 24, 2014, the Company’s Registration Statement on Form S-1 (File No. 333-192737) was declared effective under the Securities Act of 1933, as amended, with respect to the resale of 2,302,615 shares of our common stock, including 1,236,130 shares of common stock issuable upon conversion of outstanding shares of the Company’s Series D-1 Convertible Preferred Stock. Sales of common stock by the selling stockholders pursuant to the Prospectus filed on January 28, 2014, the related Prospectus Supplement filed on February 19, 2014, and the Post Effective Amendment on Form S-3, filed on April 9, 2014 and declared effective by the Securities and Exchange Commission on April 11, 2014, or the potential of such sales, could have an adverse effect on the market price of the common stock.

       On February 3, 2014, the Company filed a Registration Statement on Form S-3 (File No. 333-193729) and amended such registration statement on April 9, 2014 and May 1, 2014, with respect to the resale of 7,777,829 shares of our common stock, consisting of (i) 635,949 shares of common stock,  (ii) 156,250 shares of common stock issuable upon conversion of Series F-1 Convertible Preferred Stock (iii) 4,590,430 shares of common stock issuable upon conversion of outstanding shares of Series H Convertible Preferred Stock and (iv) 2,395,200 shares of common stock issuable upon conversion of Series I Convertible Redeemable Preferred Stock.  Upon being declared effective by the Securities and Exchange Commission, the sale of such 7,777,829 shares by the selling stockholders, or the potential of such sales, could have an adverse effect on the market price of our common stock.

Investing in our securities involves various risks.  See “Risk Factors” contained herein for more information on these risks.  Additional risks will be described in the related prospectus supplements under the heading “Risk Factors”.  You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement.  Any representation to the contrary is a criminal offense.

The date of this prospectus is [____], 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a maximum aggregate initial offering price of $30,000,000.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described in the prospectus we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any accompanying prospectus supplement—the statement in the later-dated document modifies or supersedes the earlier statement. You should carefully read both this prospectus and any accompanying  prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, accompanying prospectus supplements and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus.

This prospectus and any accompanying prospectus supplement, free writing prospectus or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, of which this prospectus is a part, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement, free writing prospectus or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any related free writing prospectus, or any sale of a security.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Spherix,” the “Company,” “we,” “us” and “our” to refer to Spherix Incorporated.

OUR BUSINESS

Overview

Spherix Incorporated (“we” or the “Company”) is an intellectual property company that owns patented and unpatented intellectual property.  We were formed in 1967 as a scientific research company and for much of our history pursued drug development including through Phase III clinical studies which were largely discontinued in 2012.  Through our acquisitions of approximately 108 patents and patent applications from Rockstar Consortium US, LP (“Rockstar”) and acquisition of several hundred patents issued to Harris Corporation as a result of our acquisition of North South Holdings Inc. (“North South”), we have expanded our activities in wireless communications and telecommunication sectors including antenna technology, Wi-Fi, base station functionality, and cellular.

Our activities generally include the acquisition and development of patents through internal or external research and development.  In addition, we seek to acquire existing rights to intellectual property through the acquisition of already issued patents and pending patent applications, both in the United States and abroad.  We may alone, or in conjunction with others, develop products and processes associated with our intellectual property and license our intellectual property to others seeking to develop products or processes or whose products or processes infringe our intellectual property rights through legal processes.  Using our patented technologies, we employ strategies seeking to permit us to derive value from licensing, commercialization, settlement and litigation from our patents.  We will continue to seek to obtain patents from inventors and patent owners to monetize patent portfolios.

On December 31, 2013, we acquired 101 patents and patent applications from Rockstar.  The patents had been developed by Nortel Networks (“Nortel”) and acquired by Rockstar following Nortel’s bankruptcy in 2011.  Rockstar was launched in 2011 as an intellectual property licensing company and manages a patent portfolio related to Nortel’s pre-bankruptcy technology and businesses.  Rockstar was formed and is owned by Apple, Inc. (“Apple”), Microsoft Corporation (“Microsoft”), Sony Corporation (“Sony”), Blackberry Limited (“Blackberry”) and LM Ericsson Telephone Company (“Ericsson”).  The December 2013 acquisition includes patents covering internet access, and video and data transmission, among other things.  Many of the acquired Nortel/Rockstar patents are believed to be standard essential patents, meaning they potentially cover various industry standards in wide use (although there is no assurance that a court or third-party would agree with such description).

During August 2013, we acquired 222 patents in the fields of wireless communications, satellite, solar, and radio frequency and 2 patents in the field of pharmaceutical distribution from North South. The 222 patents had been developed by Harris Corporation, a leader in defense communications and electronics and acquired by North South prior to our acquisition of North South.

During July 2013, we acquired 7 patents in the field of mobile communications from Rockstar.  This acquisition represented the first transaction believed to have been completed by Rockstar with any publicly traded company.

We presently have active lawsuits pending against AT&T, Uniden, VTech, T-Mobile and CISCO Systems, Inc. and intend to bring additional lawsuits during 2014.

We have incurred losses from operations for the years ended  December 31, 2013 and 2012.  Our net loss was $18 million for the year ended December 31, 2013.  Our accumulated deficit was $53.3 million at December 31, 2013.  Our loss from continuing operations for the year ended December 31, 2012 was $2.9 million and our net loss was $3.9 million for the year ended December 31, 2012.  Our accumulated deficit was $35.3 million at December 31, 2012.

Corporate Information

We were incorporated in Delaware in 1967.  Our principal executive office is located at 6430 Rockledge Drive, Suite 503, Bethesda, MD 20877. Our telephone number is (703) 992-9260 and our website address is www.spherix.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus of this prospectus.

RISK FACTORS

             You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the other information contained or incorporated by reference into this prospectus, including our financial statements and related notes.

Risks Related to Our Business

Risks Relating to the Company

Because we have a limited operating history to evaluate our company, the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delay frequently encountered by an early-stage company.

Since we have a limited operating history in our current business of patent licensing and monetization, it will make it difficult for investors and securities analysts to evaluate our business and prospects. You must consider our prospects in light of the risks, expenses and difficulties we face as an early stage company with a limited operating history. Investors should evaluate an investment in our company in light of the uncertainties encountered by early-stage companies in an intensely competitive industry and in which the potential licenses and/or defendants from which the Company seeks to obtain recoveries are largely well capitalized companies with resources (financial and otherwise) significantly greater than the Company's. There can be no assurance that our efforts will be successful or that we will be able to become profitable.

We have sustained losses in the past and we may sustain losses in the foreseeable future.

We have incurred losses from operations in prior years, including 2013.  Our net loss and loss from continuing operations for the year ended December 31, 2013 was $18 million.  The Company’s accumulated deficit was $53.3 million at December 31, 2013.  We may not return to profitable operations.

Because we expect to need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

We expect that as our business continues to grow we will need additional working capital.   If adequate additional debt and/or equity financing is not available on reasonable terms or at all, we may not be able to continue to expand our business, and we will have to modify our business plans accordingly. These factors would have a material and adverse effect on our future operating results and our financial condition.

If we reach a point where we are unable to raise needed additional funds to continue as a going concern, we will be forced to cease our activities and dissolve the Company.  In such an event, we will need to satisfy various creditors and other claimants, severance, lease termination and other dissolution-related obligations.

The focus of our business is to monetize intellectual property, including through licensing and enforcement. We may not be able to successfully monetize the patents which we acquire and thus may fail to realize all of the anticipated benefits of such acquisition.

We acquired our patents and patent applications during 2013 in three transactions which significantly changed the focus of our business and operations.  We currently own several hundred patent assets and although we may seek to commercialize and develop products, alone or with others, there is no assurance that we will be able to successfully commercialize or develop products and such commercialization and development is not a core focus of our business.  There is significant risk involved in connection with our activities in which we acquire and seek to monetize the patent portfolios that we acquired from Rockstar and North South.  Our new business would commonly be referred to as an NPE model (or “non-practicing entity”) since we do not currently commercialize or develop products under the recently acquired patents.  We have no prior experience as an NPE.  The acquisition of the patents and an NPE business model could fail to produce anticipated benefits, or could have other adverse effects that we do not currently foresee. Failure to successfully monetize our patent assets or to operate an NPE business may have a material adverse effect on our business, financial condition and results of operations.

In addition, the acquisition of patent portfolios is subject to a number of risks, including, but not limited to the following:

●
There is a significant time lag between acquiring a patent portfolio and recognizing revenue from those patent assets. During that time lag, material costs are likely to be incurred that would have a negative effect on our results of operations, cash flows and financial position; and

●
The integration of a patent portfolio will be a time consuming and expensive process that may disrupt our operations. If our integration efforts are not successful, our results of operations could be harmed. In addition, we may not achieve anticipated synergies or other benefits from such acquisition.

Therefore, there is no assurance that the monetization of the patent portfolios we acquire will be successful, will occur timely or in a timeframe that is capable of prediction or will generate enough revenue to recoup our investment.

We will be initially reliant exclusively on the patent assets we acquired from North South and Rockstar. If we are unable to commercialize, license or otherwise monetize such assets and generate revenue and profit through those assets or by other means, there is a significant risk that our business will fail.

If our efforts to generate revenue from our patent portfolios acquired from Rockstar and North South fail, we will have incurred significant losses.  We may not seek and may be unable to acquire additional assets and therefore may be wholly reliant on our present portfolios for revenue. If we are unable to generate revenue from our current assets and fail to acquire any additional assets, our business will likely fail.

In connection with our business, we may commence legal proceedings against certain companies whose size and resources could be substantially greater than ours; we expect such litigation to be time-consuming, lengthy and costly which may adversely affect our financial condition and our ability to survive or operate our business, even if the patents are valid and the cases we bring have merit.

To license or otherwise monetize our patent assets, we may be required to commence legal proceedings against certain large and well established and well capitalized  companies. We may allege that such companies infringe on one or more of our patents. Our viability could be highly dependent on the outcome of this litigation, and there is a risk that we may be unable to achieve the results we desire from such litigation.  The defendants in litigation brought by us are likely to be much larger than us and have substantially more resources than we do, which would make success of our litigation efforts subject to factors other than the validity of our patents or infringement claims asserted.  The inability to successfully enforce our patents against larger more well capitalized companies would result in realization through settlement or election to not pursue certain infringers, or less value from our patents, and could result in substantially less revenue realized from infringements and lower settlement values.

We anticipate that legal proceedings against infringers of our patents may continue for several years and may require significant expenditures for legal fees and other expenses. Disputes regarding the assertion of patents and other intellectual property rights are highly complex and technical. In addition, courts and the laws are constantly changing in a manner that could make more costly the fees and expenses for pursuing infringers, and also could result in our assumption of legal fees of defendants if we are unsuccessful.  Once initiated, we may be forced to litigate against others to enforce or defend our intellectual property rights or to determine the validity and scope of other parties’ proprietary rights. The defendants or other third parties involved in the lawsuits in which we are involved may allege defenses and/or file counterclaims in an effort to avoid or limit liability and damages for patent infringement. Potential defendants could challenge our patents and our actions by commencing actions seeking declaratory judgments declaring our patents invalid, not infringed, or for improper or unlawful activities.  If such defenses or counterclaims are successful, they may preclude our ability to derive licensing revenue from the patents. A negative outcome of any such litigation, or one or more claims contained within any such litigation, could materially and adversely impact our business. Additionally, we anticipate that our legal fees and other expenses will be material and will negatively impact our financial condition and results of operations and may result in our inability to continue our business.

We are the subject of litigation and, due to the nature of our business, may be the target of future legal proceedings that could have an adverse effect on our business and our ability to monetize our patents.

On January 17, 2014, an action was filed by several cable operators in the United States District Court for the District of Delaware (No. 1:99-mc-09999) against Rockstar, Bockstar Technologies LLC, Constellation Technologies LLC and the Company (collectively, the "Defendants").  The complaint (the "Complaint") was filed by Charter Communications, Inc., WideOpenWest  Finance, LLC a/k/a WOW! Internet Cable & Phone, Knology, Inc., Cequel Communications, LLC d/b/a Suddenlink Communications and Cable one, Inc. ("Plaintiffs"). Plaintiffs are in the communications, cable and/or wireline industries and allege that Rockstar has accused the Plaintiffs of practicing various communication and networking technologies (including many well-established technical standards), related to those industries. The complaint states that in many instances such technical standards are designed into the equipment Plaintiffs purchase from vendors, and must be implemented to interoperate with other communications providers and their end user customers. Rockstar owns (and since December 31, 2013, we own) patents alleged to be infringed by Plaintiffs activities.  The relief sought against us is principally for a declaratory judgment that Plaintiffs do not infringe the patents, requiring that the Plaintiffs be granted a patent license, that we have misused the patents and we and the other defendants have waived and are estopped from enforcing the patents in the marketplace, that we are liable to Plaintiffs for entering into an illegal conspiracy, and assessing corresponding damages, for direct and consequential damages, attorney’s fees and costs.

If such action were successful, the Company could be ordered to grant a license to Charter, the license rate could be lower than that which the Company would pursue if it had commenced an action against Charter, or the patents involved could be declared non infringed or invalid. The Company may become subject to similar actions in the future which will be costly and time consuming to defend, the outcome of which are uncertain.

We may seek to internally develop additional new inventions and intellectual property, which would take time and be costly. Moreover, the failure to obtain or maintain intellectual property rights for such inventions would lead to the loss of our investments in such activities.

Part of our business may include the internal development of new inventions or intellectual property that we will seek to monetize. However, this aspect of our business would likely require significant capital and would take time to achieve. Such activities could also distract our management team from its present business initiatives, which could have a material and adverse effect on our business. There is also the risk that our initiatives in this regard would not yield any viable new inventions or technology, which would lead to a loss of our investments in time and resources in such activities.

In addition, even if we are able to internally develop new inventions, in order for those inventions to be viable and to compete effectively, we would need to develop and maintain, and we would heavily rely upon, a proprietary position with respect to such inventions and intellectual property. However, there are significant risks associated with any such intellectual property we may develop principally including the following:

●	patent applications we may file may not result in issued patents or may take longer than we expect to result in issued patents;
●	we may be subject to interference proceedings;
●	we may be subject to opposition proceedings in the U.S. or foreign countries;
●	any patents that are issued to us may not provide meaningful protection;
●	we may not be able to develop additional proprietary technologies that are patentable;
●	other companies may challenge patents issued to us;
●	other companies may have independently developed and/or patented (or may in the future independently develop and patent) similar or alternative technologies, or duplicate our technologies;
●	other companies may design around technologies we have developed; and
●	enforcement of our patents would be complex, uncertain and very expensive.

We cannot be certain that patents will be issued as a result of any future applications, or that any of our patents, once issued, will provide us with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, we cannot be certain that we will be the first to make our additional new inventions or to file patent applications covering those inventions. It is also possible that others may have or may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to those patents that we may license or otherwise monetize, our rights will depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so. Our failure to obtain or maintain intellectual property rights for our inventions would lead to the loss our business.

Moreover, patent application delays could cause delays in recognizing revenue from our internally generated patents and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

New legislation, regulations or court rulings related to enforcing patents could harm our new line of business and operating results.

If Congress, the United States Patent and Trademark Office or courts implement new legislation, regulations or rulings that impact the patent enforcement process or the rights of patent holders, these changes could negatively affect our business. For example, limitations on the ability to bring patent enforcement claims, limitations on potential liability for patent infringement, lower evidentiary standards for invalidating patents, increases in the cost to resolve patent disputes and other similar developments could negatively affect our ability to assert our patent or other intellectual property rights.

On September 16, 2011, the Leahy-Smith America Invents Act (the “Leahy-Smith Act”), was signed into law. The Leahy-Smith Act includes a number of significant changes to United States patent law. These changes include provisions that affect the way patent applications will be prosecuted and may also affect patent litigation. The U.S. Patent Office is currently developing regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act recently became effective. Accordingly, it is too early to tell what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

On February 27, 2013, US Representatives DeFazio and Chaffetz introduced HR845.  In general, the bill known as the SHIELD Act (“Saving High-tech Innovators from Egregious Legal Disputes”), seeks to assess legal fee liability to plaintiffs in patent infringement actions for defendant costs.  In the event that the bill becomes law, the potential obligation to pay the legal fees of defendants in patent disputes could have a material adverse effect on our business or financial condition.

On June 4, 2013, the Obama Administration issued executive actions and legislative recommendations. The legislative measures recommended by the Obama Administration include requiring patentees and patent applicants to disclose the “Real Party-in-Interest”, giving district courts more discretion to award attorney’s fees to the prevailing party, requiring public filing of demand letters such that they are accessible to the public, and protecting consumers against liability for a product being used off-the shelf and solely for its intended use.

The executive actions includes ordering the United States Patent and Trademark Office (the “ USPTO”) to make rules to require the disclosure of the Real Party-in-Interest by requiring patent applicants and owners to regularly update ownership information when they are involved in proceedings before the USPTO (e.g. specifying the “ultimate parent entity”) and requiring the USPTO to train its examiners to better scrutinize functional claims to prevent allowing overly broad claims.

On December 5, 2013, the United States House of Representatives passed a patent reform titled the “Innovation Act” by a vote of 325-91. However, the Senate is still considering the bill. Representative Bob Goodlatte, with bipartisan support, introduced the Innovation Act on October 23, 2013. The Innovation Act, as passed by the House, has a number of major changes. Some of the changes include a heightened pleading requirement for the filing of patent infringement claims. It requires a particularized statement with detailed specificity regarding how each asserted claim term corresponds to the functionality of each accused instrumentality. The Innovation Act, as passed by the House, also includes fee-shifting provisions which provide that, unless the non-prevailing party of a patent infringement litigation positions were objectively reasonable, such non-prevailing party would have to pay the attorney’s fees of the prevailing party.

The Innovation Act also calls for discovery to be limited until after claim construction. The patent infringement plaintiff must also disclose anyone with a financial interest in either the asserted patent or the patentee and must disclose the ultimate parent entity. When a manufacturer and its customers are sued at the same time, the suit against the customer would be stayed as long as the customer agrees to be bound by the results of the case.
On April 29, 2014, the U.S. Supreme Court relaxed the standard for fee shifting in patent infringement cases. Section 285 of the Patent Act provides that attorneys’ fees may be awarded to a prevailing party in a patent infringement case in “exceptional cases.”

In Octane Fitness, LLC v. Icon Health & Fitness, Inc., the Supreme Court overturned the U.S. Court of Appeals for the Federal Circuit decisions limiting the meaning of “exceptional cases.” The U.S. Supreme Court held that an exceptional case “is simply one that stands out from others with respect to the substantive strength of a party’s litigation position” or “the unreasonable manner in which the case was litigated.” The U.S. Supreme Court also rejected the “clear and convincing evidence” standard for making this inquiry. The Court held that the standard should a “preponderance of the evidence.”

In Highmark Inc. v. Allcare Health Mgmt. Sys., Inc., the U.S. Supreme Court held that a district court’s grant of attorneys’ fees is reviewable by the U.S. Court of Appeals for the Federal Circuit only for “abuse of discretion” by the district court instead of the de novo standard that gave no deference to the district court.

These pair of decisions lowered the threshold for obtaining attorneys’ fees in patent infringement cases and increased the level of deference given to a district court’s fee-shifting determination.

These two cases will make it much easier for district courts to shift a prevailing party’s attorneys' fees to a non-prevailing party if the district court believes that the case was weak or conducted in an abusive manner. Defendants that get sued for patent infringement by non-practicing entities may elect to fight rather than settle the case because these U.S. Supreme Court decisions make it much easier for defendants to get attorneys’ fees.

It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the proposals will become enacted as laws. Compliance with any new or existing laws or regulations could be difficult and expensive, affect the manner in which we conduct our business and negatively impact our business, prospects, financial condition and results of operations.

Our acquisitions of patent assets may be time consuming, complex and costly, which could adversely affect our operating results.

Acquisitions of patent or other intellectual property assets are critical to our business plan, are often time consuming, complex and costly to consummate. We may elect to not pursue any additional patents while we focus our efforts on monetizing our existing assets.  We may utilize many different transaction structures in our acquisitions and the terms of such acquisition agreements tend to be heavily negotiated. As a result, we expect to incur significant operating expenses and will likely be required to raise capital during the negotiations even if the acquisition is ultimately not consummated, if we determine to acquire additional patents or other assets. Even if we are able to acquire particular patent assets, there is no guarantee that we will generate sufficient revenue related to those patent assets to offset the acquisition costs. While we will seek to conduct confirmatory due diligence on the patent assets we are considering for acquisition, we may acquire patent assets from a seller who does not have complete analysis of infringements or claims, have proper title or ownership to those assets, or otherwise provides us with flawed ownership rights, including invalid or unenforceable assets. In those cases, we may be required to spend significant resources to defend our interest in the patent assets and, if we are not successful, our acquisition may be worthless, in which case we could lose part or all of our investment in the assets.

We may also identify patent or other intellectual property assets that cost more than we are prepared to spend with our own capital resources. We may incur significant costs to organize and negotiate a structured acquisition that does not ultimately result in an acquisition of any patent assets or, if consummated, proves to be unprofitable for us. Acquisitions involving issuance of our securities could be dilutive to existing stockholders and could be at prices lower than those prices reflected in the trading markets.  These higher costs could adversely affect our operating results and, if we incur losses, the value of our securities will decline.

In addition, we may acquire patents and technologies that are in the early stages of adoption. Demand for some of these technologies will likely be untested and may be subject to fluctuation based upon the rate at which our licensees or others adopt our patents and technologies in their products and services. As a result, there can be no assurance as to whether technologies we acquire or develop will have value that can be realized through licensing or other activities.

We have ongoing financial obligations to Rockstar under the terms of the December 2013 acquisition. Our failure to comply with our obligations to Rockstar could have a material adverse effect on the value of our assets, our financial performance and our ability to sustain operations.

In connection with our agreement to acquire Rockstar patents entered on December 31, 2013, the Company and Rockstar entered into a series of agreements which require us to redeem $20 million of stated value of Series I Convertible Preferred Stock in $5 million increments on each of the 6, 12, 18 and 24 months anniversary of the purchase.  We presently have inadequate cash to fund such payments.  In the event that such payments are not timely made, Rockstar may employ certain remedies, including the imposition of interest at a rate of 15% per annum from the closing date on unpaid and unconverted amounts due and after the 12 month anniversary can reduce the redemption obligations through sale or recovery of patents in the acquisition at a value equal to unconverted amounts due which have been pledged as collateral for such obligations.  Rockstar has filed a UCC-1 covering the Company’s redemption obligations and the right to foreclose on the collateral.  The redemption obligation is also required to be satisfied in the event that we engage in certain capital raising transactions (among other instances, where such transactions result in net proceeds to us in excess of $7.5 million) and from recoveries on other assets.  The obligation to utilize capital from financings and from other sources or the loss of patents to Rockstar upon a default could adversely impact our liquidity and financial position.

In certain acquisitions of patent assets, we may seek to defer payment or finance a portion of the acquisition price. This approach may put us at a competitive disadvantage and could result in harm to our business.

We have limited capital and may seek to negotiate acquisitions of patent or other intellectual property assets where we can defer payments or finance a portion of the acquisition price. These types of debt financing or deferred payment arrangements may not be as attractive to sellers of patent assets as receiving the full purchase price for those assets in cash at the closing of the acquisition, and, as a result, we might not compete effectively against other companies in the market for acquiring patent assets, many of whom have greater cash resources than we have. We may also finance our activities by issuance of debt which could require interest and amortization payments which we may not have the ability to repay, in which case we could be in default under the terms of loan agreements.  We may pledge our assets as collateral and if we are in default under our agreements, we could lose our assets through foreclosure or similar processes or become insolvent or bankrupt in which case investors could lose their entire investment.

Any failure to maintain or protect our patent assets or other intellectual property rights could significantly impair our return on investment from such assets and harm our brand, our business and our operating results.

Our ability to operate our new line of business and compete in the intellectual property market largely depends on the superiority, uniqueness and value of our acquired patent assets and other intellectual property. To protect our proprietary rights, we will rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions. No assurances can be given that any of the measures we undertake to protect and maintain our assets will have any measure of success.

We will be required to spend significant time and resources to maintain the effectiveness of our assets by paying maintenance fees and making filings with the USPTO. We may acquire patent assets, including patent applications, which require us to spend resources to prosecute the applications with the USPTO prior to issuance of patents. Further, there is a material risk that patent related claims (such as, for example, infringement claims (and/or claims for indemnification resulting therefrom), unenforceability claims, or invalidity claims) will be asserted or prosecuted against us, and such assertions or prosecutions could materially and adversely affect our business. Regardless of whether any such claims are valid or can be successfully asserted, defending such claims could cause us to incur significant costs and could divert resources away from our other activities.

Despite our efforts to protect our intellectual property rights, any of the following or similar occurrences may reduce the value of our intellectual property:

●	our applications for patents, trademarks and copyrights may not be granted and, if granted, may be challenged or invalidated;
●	issued trademarks, copyrights, or patents may not provide us with any competitive advantages when compared to potentially infringing other properties;
●	our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology; or
●	our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we acquire and/or prosecute.

Moreover, we may not be able to effectively protect our intellectual property rights in certain foreign countries where we may do business or enforce our patents against infringers in foreign countries. If we fail to maintain, defend or prosecute our patent assets properly, the value of those assets would be reduced or eliminated, and our business would be harmed.

Weak global economic conditions may cause infringing parties to delay entering into licensing agreements, which could prolong our litigation and adversely affect our financial condition and operating results.

Our business plan depends significantly on worldwide economic conditions, and the United States and world economies have recently experienced weak economic conditions. Uncertainty about global economic conditions poses a risk as businesses may postpone spending in response to tighter credit, negative financial news and declines in income or asset values. This response could have a material negative effect on the willingness of parties infringing on our assets to enter into licensing or other revenue generating agreements voluntarily. Entering into such agreements is critical to our business plan, and our failure to do so could cause material harm to our business.

If we are not able to protect our intellectual property from unauthorized use, it could diminish the value of our products and services, weaken our competitive position and reduce our revenue.

Our success depends in large part on our intellectual property ownership. In addition, we believe that our trade secrets and non patented technology may be key to identifying and differentiating our products and services from those of our competitors. We may be required to spend significant resources to monitor and police our intellectual property rights. If we fail to successfully enforce our intellectual property rights, the value of our products and services could be diminished and our competitive position may suffer.

We rely on a combination of copyright, trademark and trade secret laws, confidentiality procedures and licensing arrangements to establish and protect our proprietary rights. Third-parties could copy or otherwise obtain and use our property without authorization or develop similar information and property independently, which may infringe upon our proprietary rights. We may not be able to detect infringement and may lose competitive position in the market before we do so, including situations which may damage our ability to succeed in licensing negotiations or legal proceedings such as patent infringement cases we may bring. In addition, competitors may design around our technologies or develop competing technologies. Intellectual property protection may also be unavailable or limited in some foreign countries.

If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our proprietary rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings. We will also rely on trade secrets and contract law to protect some of our proprietary technology. We will enter into confidentiality and invention agreements with inventors, employees and consultants and common interest agreements with parties associated with our litigation efforts. Nevertheless, these agreements may not be honored and they may not effectively protect our right to our privileged, confidential or proprietary information or our patented or un-patented trade secrets and know-how. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

We face evolving regulation of corporate governance and public disclosure that may result in additional expenses and continuing uncertainty.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, SEC regulations and NASDAQ Stock Market LLC rules are creating uncertainty for public companies. We are presently evaluating and monitoring developments with respect to new and proposed rules and cannot predict or estimate the amount of the additional costs we may incur or the timing of these costs. For example, compliance with the internal control requirements of Section 404 of the Sarbanes-Oxley Act has to date required the commitment of significant resources to document and test the adequacy of our internal control over financial reporting. These new or changed laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest the resources necessary to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies, due to ambiguities related to practice or otherwise, regulatory authorities may initiate legal proceedings against us, which could be costly and time-consuming, and our reputation and business may be harmed.

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud and our business may be harmed and our stock price may be adversely impacted.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and to effectively prevent fraud. Any inability to provide reliable financial reports or to prevent fraud could harm our business. The Sarbanes-Oxley Act of 2002 requires management to evaluate and assess the effectiveness of our internal control over financial reporting. In order to continue to comply with the requirements of the Sarbanes-Oxley Act, we are required to continuously evaluate and, where appropriate, enhance our policies, procedures and internal controls.  If we fail to maintain the adequacy of our internal controls over financial reporting, we could be subject to litigation or regulatory scrutiny and investors could lose confidence in the accuracy and completeness of our financial reports.  We cannot assure you that in the future we will be able to fully comply with the requirements of the Sarbanes-Oxley Act or that management will conclude that our internal control over financial reporting is effective.  If we fail to fully comply with the requirements of the Sarbanes-Oxley Act, our business may be harmed and our stock price may decline.

Our assessment, testing and evaluation of the design and operating effectiveness of our internal control over financial reporting resulted in our conclusion that, as of December 31, 2013, our internal control over financial reporting was not effective, due to the Company’s lack of segregation of duties, and difficulty in applying complex accounting principles, including fair value of derivatives, options and warrants as well as stock based compensation accounting. We can provide no assurance as to conclusions of management with respect to the effectiveness of our internal control over financial reporting in the future.

If we make acquisitions, it could divert management’s attention, cause ownership dilution to our shareholders and be difficult to integrate.

Following our acquisition of North South in September 2013, we have grown rapidly and we expect to continue to evaluate and consider future acquisitions. Acquisitions generally involve significant risks, including difficulties in the assimilation of the assets, services and technologies we acquire or industry overlay on which the patent assets read, diversion of management's attention from other business concerns, overvaluation of the acquired assets, and the acceptance of the acquired assets and/or claims.  Acquisitions may not be successful, which can have a number of adverse effects upon us including adverse financial effects and may seriously disrupt our management’s time. The integration of acquired assets may place a significant burden on management and our internal resources. The diversion of management attention and any difficulties encountered in the integration process could harm our business.

If we fail to manage our existing assets and patent inventory and third party relationships (such as attorneys and experts) effectively, our revenue and profits could decline and should we fail to acquire additional revenues from license fees, our growth could be impeded.

Our success depends in part on our ability to manage our existing portfolios of patent assets and manage our third party data relationships necessary to monetize our assets effectively.  Our attorneys and experts are not bound by long-term contracts that ensure us a consistent access to expertise necessary to enforce our patents, which is crucial to our ability to generate license revenues and prosecute infringers.  In addition, attorneys and experts can change the cost of the services they provide, such as contingent fees that we are required to pay, and our arrangements often required an increasing percentage of recoveries to be devoted to attorney's fees depending on the length of time or stage of the case prior to settlement or recovery, reducing the residual amount available to us following conclusion of a case.  If an attorney, seller, inventor or expert decides not to provide needed assistance in connection with a case, or provides assistance to prospective licensees or defendants, we may not be able to timely replace this expertise with that from other sources or prevent such assistance to others from damaging our claims and prospects for recovery or licensing thus resulting in potentially lost cases, opportunities, or revenues and potentially diminishing the value of our patent assets.  The ability to utilize attorneys, sellers’ personnel, inventors or experts will depend on various factors, some of which are beyond our control.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated March 31, 2014, our independent registered public accountants stated that our financial statements for the year ended December 31, 2013 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern, which may hinder our ability to obtain future financing, is an issue raised as a result of recurring losses from operations. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Risks Related to Ownership of Our Common Stock.

The price of our common stock has been highly volatile due to several factors that will continue to affect the price of our stock.

Our common stock has traded as low as $4.07 and as high as $218.00 between January 1, 2011 and December 31, 2013 (on a split-adjusted basis). The reason for the volatility in our stock is not well understood and may continue.  Some of the factors we believe that have contributed to our common stock volatility include:

●	termination of drug development efforts and Phase III clinical studies for our prior business;
●	entry into new business ventures;
●	asset acquisitions of dispositions;
●	commencement of patent litigation;
●	licensing, enforcement and settlement activities;
●	small amounts of our stock available for trading, expiration of any lockup agreements and terms of any leak-out rights with respect thereto;
●	obligations to and filing of registration statements registering the sale of new or outstanding shares of our common stock;
●	options and derivatives availability or unavailability;
●	short selling;
●	small public float of our outstanding common stock;
●	expiration of Rule 144 holding periods with respect to our outstanding common stock;
●	fluctuations in our operating results;
●	changes in the capital markets and ability for the Company to raise capital;
●	legal developments and public awareness with respect to patents and the business engaged in by NPE’s generally, and by the Company;
●	general economic conditions; and
●	legal and regulatory environment.

Our common stock may be delisted from The NASDAQ Capital Market if we fail to comply with continued listing standards.

Our common stock is currently traded on The NASDAQ Capital Market under the symbol “SPEX.”  If we fail to meet any of the continued listing standards of The NASDAQ Capital Market, our common stock could be delisted from The NASDAQ Capital Market.  These continued listing standards include specifically enumerated criteria, such as:

●	a $1.00 minimum closing bid price;
●	stockholders’ equity of $2.5 million;
●	500,000 shares of publicly-held common stock with a market value of at least $1 million;
●	300 round-lot stockholders; and
●	compliance with NASDAQ’s corporate governance requirements, as well as additional or more stringent criteria that may be applied in the exercise of NASDAQ’s discretionary authority.

Prior to our entering into our new line of business, we had several instances of NASDAQ deficiencies.

On April 20, 2012, the Company received a deficiency notice from NASDAQ regarding the bid price of our common stock. Following a 1 for 20 reverse stock split, on October 8, 2012, NASDAQ provided confirmation to us that we regained compliance with Marketplace Rule 5550(a)(2) since the closing bid price of its common stock had traded at $1.00 per share or greater for at least ten (10) consecutive business days. This was the second time the Company employed a reverse stock split to avoid NASDAQ delisting.

On September 25, 2012, the Company received written notification from NASDAQ advising that the minimum number of publicly held shares of our common stock had fallen below the minimum 500,000 shares required for continued listing on the NASDAQ Capital Market pursuant to NASDAQ Rule 5550(a)(4). As a result of our November 2012 private placement transaction, the Company was advised by NASDAQ that it regained compliance with Rule 5550(a)(4).

On December 31, 2012, our total stockholders’ equity was $854,000, and was below the $2.5 million listing standard required by NASDAQ.  In March 2013, we exchanged warrants issued in November 2012 for Series C Preferred Stock, effectively increasing total stockholders’ equity to approximately $2.8 million.

If we fail to comply with NASDAQ’s continued listing standards, we may be delisted and our common stock will trade, if at all, only on the over-the-counter market, such as the OTC Bulletin Board or OTCQX market, and then only if one or more registered broker-dealer market makers comply with quotation requirements.  In addition, delisting of our common stock could depress our stock price, substantially limit liquidity of our common stock and materially adversely affect our ability to raise capital on terms acceptable to us, or at all.

We could fail in future financing efforts or be delisted from NASDAQ if we fail to receive stockholder approval when needed.

We are required under the NASDAQ rules to obtain stockholder approval for any issuance of additional equity securities that would comprise more than 20% of the total shares of our common stock outstanding before the issuance of such securities sold at a discount to the greater of book or market value in an offering that is not deemed to be a “public offering” by NASDAQ.  Funding of our operations and acquisitions of assets may require issuance of additional equity securities that would comprise more than 20% of the total shares of our common stock outstanding, but we might not be successful in obtaining the required stockholder approval for such an issuance.  If we are unable to obtain financing due to stockholder approval difficulties, such failure may have a material adverse effect on our ability to continue operations.

Our shares of common stock are thinly traded and, as a result, stockholders may be unable to sell at or near ask prices, or at all, if they need to sell shares to raise money or otherwise desire to liquidate their shares.

Our common stock has been “thinly-traded” meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable.  In addition, we believe that due to the limited number of shares of our common stock outstanding, an options market has not been established for our common stock, limiting the ability of market participants to hedge or otherwise undertake trading strategies available for larger companies with broader shareholder bases which prevents institutions and others from acquiring or trading in our securities.  Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give stockholders any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

Dividends on our common stock are not likely.

We do not anticipate paying cash dividends on our common stock in the foreseeable future.  Investors must look solely to the potential for appreciation in the market price of the shares of our common stock to obtain a return on their investment.

Because of the Rights Agreement and “Anti-Takeover” provisions in our Certificate of Incorporation and Bylaws, a third party may be discouraged from making a takeover offer that could be beneficial to our stockholders.

Effective as of January 24, 2013, we adopted a new shareholder rights plan. The effect of this rights plan and of certain provisions of our Certificate of Incorporation, By-Laws, and the anti-takeover provisions of the Delaware General Corporation Law, could delay or prevent a third party from acquiring us or replacing members of our Board of Directors, or make more costly any attempt to acquire control of the Company, even if the acquisition or the Board designees would be beneficial to our stockholders. These factors could also reduce the price that certain investors might be willing to pay for shares of the common stock and result in the market price being lower than it would be without these provisions.

In addition, defendants in actions seeking to enforce our patents may seek to influence our Board of Directors and stockholders by acquiring positions in the Company to force consideration of settlement or licensing proposals that may be less desirable than other outcomes such as litigation with respect to our monetization or patent enforcement activities.  The effect of such influences on our Company or our corporate governance could reduce the value of our monetization activities and have an adverse affect on the value of our assets. The effect of Anti-Takeover provisions could impact the ability of prospective defendants to obtain influence in the Company or representation on the Board of Directors or acquire a significant ownership position and such result may have an adverse effect on the Company and the value of its securities.

If we cannot manage our growth effectively, we may not establish or maintain profitability.

Businesses which grow rapidly often have difficulty managing their growth. If our business continues to grow as rapidly as it has since September 2013 and as we anticipate, we will need to expand our management by recruiting and employing experienced executives and key employees capable of providing the necessary support.

We cannot assure you that our management will be able to manage our growth effectively or successfully. Our failure to meet these challenges could cause us to continue to lose money, which will reduce our stock price.

It may be difficult to predict our financial performance because our quarterly operating results may fluctuate.

Our revenues, operating results and valuations of certain assets and liabilities may vary significantly from quarter to quarter due to a variety of factors, many of which are beyond our control. You should not rely on period-to-period comparisons of our results of operations as an indication of our future performance. Our results of operations may fall below the expectations of market analysts and our own forecasts.  If this happens, the market price of our common stock may fall significantly. The factors that may affect our quarterly operating results include the following:

●	fluctuations in results of our enforcement and licensing activities or outcome of cases;
●	fluctuations in duration of judicial processes and time to completion of cases;
●	the timing and amount of expenses incurred to negotiate with licensees and obtain settlements from infringers;
●	the impact of our anticipated need for personnel and expected substantial increase in headcount;
●
fluctuations in the receptiveness of courts and juries to significant damages awards in patent infringement cases and speed to trial in the jurisdictions in which our cases may be brought and the accepted royalty rates attributable to damages analysis for patent cases generally, including the royalty rates for industry standard patents which we may own or acquire;

●	worsening economic conditions which cause revenues or profits attributable to infringer sales of products or services to decline;
●	changes in the regulatory environment, including regulation of NPE activities or patenting practices , that may negatively impact our or infringers practices;
●
the timing and amount of expenses associated with litigation, regulatory investigations or restructuring activities, including settlement costs and regulatory penalties assessed related to government enforcement actions;

●	Any changes we make in our Critical Accounting Estimates described in the Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our periodic reports;
●
the adoption of new accounting pronouncements, or new interpretations of existing accounting pronouncements, that impact the manner in which we account for, measure or disclose our results of operations, financial position or other financial measures; and

●	costs related to acquisitions of technologies or businesses.

If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our ability to attract and retain key personnel and the continued contributions of our executive officers, each of whom may be difficult to replace. In particular, Anthony Hayes, our Chief Executive Officer, is important to the management of our business and operations and the development of our strategic direction. The loss of the services of any such individual and the process to replace any key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

Our largest shareholders can exert significant control over our business and affairs and may have actual or potential interests that may depart from those of our other shareholders.

Our largest outside stockholders own a substantial percentage of our outstanding voting capital.  The interests of such persons may differ from the interests of other stockholders.  There can be no assurance that our significant stockholders will, in future matters submitted for stockholder approval, vote in favor of such matter, even if such matters are recommended for approval by management or are in the best interest of stockholders, generally. As a result, in addition to their positions with us, such persons will have the ability to vote their significant holdings in favor of proposals presented to our stockholders for approval, including proposals to:

●	elect or defeat the election of our directors;
●	amend or prevent amendment of our certificate of incorporation or bylaws;
●	effect or prevent a merger, sale of assets or other corporate transaction; and
●	control the outcome of any other matter submitted to the shareholders for vote.

In addition, such holder's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.  Our significant stockholders could also utilize their significant ownership interest to seek to influence management and decisions of the Company.

Because an increasing amount of our outstanding shares may become freely tradable, sales of these shares could cause the market price of our common stock to drop significantly, even if our business is performing well.

As of May 5, 2014, we had outstanding 10,817,992 shares of common stock, of which our directors and executive officers own 49,326 shares which are subject to the limitations of Rule 144 under the Securities Act. Additionally, approximately 15,000,003 shares of common stock (including shares of common stock underlying our outstanding shares of Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock), became eligible for sale under Rule 144 on March 10, 2014.  However, shares of Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock contain limitations on conversion related to the holder’s beneficial ownership and the shares of Series D Convertible Preferred Stock contain limitations on conversion tied to the trading volume of the Company’s common stock, which may have the effect of limiting the conversion and sale of such shares.

In general, Rule 144 provides that any non-affiliate of ours, who has held restricted common stock for at least six-months, is entitled to sell their restricted stock freely, provided that we are then current in our filings with the SEC.

An affiliate of the Company may sell after six months with the following restrictions:

●	we are current in our filings,
●	certain manner of sale provisions,
●	filing of Form 144, and
●
volume limitations limiting the sale of shares within any three-month period to a number of shares that does not exceed the greater of 1% of the total number of outstanding shares or, the average weekly trading volume during the four calendar weeks preceding the filing of a notice of sale.

Because almost all of our outstanding shares are freely tradable (subject to certain restrictions imposed by lockup agreements executed by the holders thereof) and the shares held by our affiliates may be freely sold (subject to the Rule 144 limitations), sales of these shares could cause the market price of our common stock to drop significantly, even if our business is performing well.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions.  Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.  Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only.  Because the risk factors referred to above, as well as the risk factors referred to on page 4 of this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for us to predict which factors will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us in this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, acquisitions of new intellectual properties, technologies and investments, monetization of our patents and the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders, and there are no executive management members or directors among the selling stockholders.

STOCKHOLDERS

The following table sets forth the number of shares of common stock beneficially owned by the selling stockholders as of May 5, 2014, the number of shares of common stock covered by this prospectus on behalf of the stockholders and the total number of shares of common stock that the selling stockholders will beneficially own upon completion of the offering.  The shares of common stock covered by this prospectus includes shares of common stock that the selling stockholders may acquire upon exercise of warrants which they hold. The common stock and warrants were issued as units in a private placement of the Company’s securities, with each unit consisting of one share of common stock and a warrant to purchase one half share of common stock.  The Company sold the units at a per unit price of $3.75 and the warrants are exercisable beginning on the six month anniversary of the date of issuance at an exercise price of $6.15 per share and shall expire on March 26, 2019.  Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.  This table assumes that the stockholders will offer for sale all of the shares of common stock covered by this prospectus.

The common stock may be offered under this prospectus from time to time by the selling stockholders, or by any of their respective pledgees, donees, transferees or other successors in interest. The amounts set forth below are based upon information provided to us by the selling stockholders, or in our records, as of May 5, 2014, and are accurate to the best of our knowledge. It is possible, however, that the selling stockholders may acquire or dispose of additional shares of common stock from time to time after the date of this prospectus.

Other than as set forth in the footnotes to the following table, none of the stockholders is a broker-dealer regulated by the Financial Industry Regulatory Authority, Inc. or an affiliate of a broker-dealer.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the stockholder in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, fees and expenses of our counsel and our accountants.

	Ownership Before Offering			Ownership After Offering (1)
Selling Stockholder	Number of shares of Common Stock beneficially owned		Number of shares offered	Number of shares of Common Stock beneficially owned	Percentage of Common Stock beneficially owned
Santo Chiarelli & Joseph P Acquavella JTIC	7,999	(2)	7,999	0	0
Arsenal Capital	4,050	(3)	4,050	0	0
Sterne Agee & Leach Inc. C-F Ronald Ascheman IRA	12,000	(4)	12,000	0	0
Richard Burgess	19,999	(5)	19,999	0	0
Bruno J. Casatelli	119,998	(6)	119,998	0	0
Linda A. Casatelli	3,999	(7)	3,999	0	0
Christopher G. Davison	10,500	(8)	10,500	0	0
Kenneth W. Grubb	19,999	(9)	19,999	0	0
Steven A. Hobbs	30,000	(10)	30,000	0	0
Mark C. Jasek	15,000	(11)	15,000	0	0
Jeff C. Kleinschmidt	30,000	(12)	30,000	0	0
Theodore K. Krampf	15,000	(13)	15,000	0	0
David A. Kuhar	7,500	(14)	7,500	0	0
James W. Lee	13,999	(15)	13,999	0	0
Bruce Levy	10,464	(16)	10,464	0	0
Claus Erik Madsen	39,999	(17)	39,999	0	0
Kevin P. McCarthy	19,999	(18)	19,999	0	0
Nelson H. Murphy Dorothy M. Murphy JTWROS	4,725	(19)	4,725	0	0
Tony Nikolich	12,000	(20)	12,000	0	0
Stuart R. Oliver	19,800	(21)	19,800	0	0
Paul J. Oster	3,199	(22)	3,199	0	0
Barry G. Pallay	10,050	(23)	10,050	0	0
Sterne Agee & Leach Inc. C-F Martin L. Reich SEP IRA	12,000	(24)	12,000	0	0
Sterne Agee & Leach Inc. C-F Philip Rosensweig Roth IRA	15,900	(25)	15,900	0	0
Tecla Palli Sandler	7,950	(26)	7,950	0	0
Sterne Agee & Leach Inc. C-F Pat Schneider IRA	19,999	(27)	19,999	0	0
Andrew Smukler	21,000	(28)	21,000	0	0
Robert E. Spano	20,850	(29)	20,850	0	0
John Starks	10,002	(30)	10,002	0	0
Julius E. Talton	30,000	(31)	30,000	0	0
David A. Taylor	10,050	(32)	10,050	0	0
Harry A. Theochari	19,999	(33)	19,999	0	0
Sterne Agee & Leach Inc. C-F Craig Unger SEP IRA	10,050	(34)	10,050	0	0
Sterne Agee & Leach Inc. C-F William Valka IRA	19,999	(35)	19,999	0	0
Sterne Agee & Leach Inc. C-F Gary A. Washauer IRA	9,999	(36)	9,999	0	0
Sterne Agee & Leach Inc. C-F Carol A. Wilson IRA	7,999	(37)	7,999	0	0
Kevin Lynch	11,602	(38)	11,602	0	0
Fernando Malvido Olascoaga	10,425	(39)	10,425	0	0

Susan H. Lu	9,999	(40)	9,999	0	0
Jonas E. Neihardt	9,999	(41)	9,999	0	0
Manu Prasad Parikh	16,500	(42)	16,500	0	0
Sterne Agee & Leach Inc. C-F Edwin A. Schermerhorn Roth IRA	11,999	(43)	11,999	0	0
Michael K. Barber and Julia K. Barber JTWROS	12,000	(44)	12,000	0	0
Harold D. LaFlash and Greta G. LaFlash JTWROS	9,999	(45)	9,999	0	0
Thomas N. Metz	19,999	(46)	19,999	0	0
Mark Butt	20,001	(47)	20,001	0	0
Michael L. Turner	15,999	(48)	15,999	0	0
Shelley De Palma	7,999	(49)	7,999	0	0
Kerston Coombs	21,000	(50)	21,000	0	0
Michael D. Watson	13,999	(51)	13,999	0	0
KMR Agency, Inc. (100)	105,000	(52)	105,000	0	0
Sterne Agee & Leach Inc. C-F Garner McNett IRA	30,000	(53)	30,000	0	0
Adam Biedrzycki	15,000	(54)	15,000	0	0
Enguerrand De Ponteves	10,950	(55)	10,950	0	0
Yuyun Li & David Norwood	7,500	(56)	7,500	0	0
Michel D. Messina	4,800	(57)	4,800	0	0
James W. Anthony & Delisa Anthony	15,000	(58)	15,000	0	0
B. Adrian Kesala & Larissa Kesala	10,000	(59)	10,000	0	0
David C. Metzner	24,000	(60)	24,000	0	0
Azmy M. Awad	150,000	(61)	150,000	0	0
Kevin T. Mcdonough	7,500	(62)	7,500	0	0
Rohn M. Householder	19,999	(63)	19,999	0	0
Sterne Agee & Leach Inc. C-F John Avon IRA	15,000	(64)	15,000	0	0
Neil Thomas	6,825	(65)	6,825	0	0
Mark A. Maki & Sara L. Maki JTWROS	19,999	(66)	19,999	0	0
Dean Beaver	37,500	(67)	37,500	0	0
Sterne Agee & Leach Inc. C-F Cedric Newberry	6,160	(68)	6,160	0	0
Gary J. Mabie & Janelle L Mabie JTWROS	15,000	(69)	15,000	0	0
Michael Bellard	19,999	(70)	19,999	0	0
Richard Molinsky	15,000	(71)	15,000	0	0
Peter Flynn	12,000	(72)	12,000	0	0
Chris Nigel FFinch	9,195	(73)	9,195	0	0
Rami Kanzen	10,000	(74)	10,000	0	0
Gary W. Chmielewski & Monica Chimielewski	9,999	(75)	9,999	0	0
Sterne Agee & Leach Inc. C-F Gregory A. Francesca Roth IRA	6,000	(76)	6,000	0	0
George Elefther & Karin Alexa Elefther JTWROS	19,999	(77)	19,999	0	0
L. Dean Fox	19,999	(78)	19,999	0	0
Steven K. Nelson	30,000	(79)	30,000	0	0
James A. Learned	9,999	(80)	9,999	0	0
Richard A. Evans	9,999	(81)	9,999	0	0
Sterne Agee & Leach Inc. C-F Walter J. Lachewitz Jr. IRA	9,999	(82)	9,999	0	0
Robert R. Hair	9,999	(83)	9,999	0	0
Steve Octaviano	9,999	(84)	9,999	0	0
Herbert Rastbichler	19,999	(85)	19,999	0	0
Kenneth P. Black	7,999	(86)	7,999	0	0
Lawrence Solomon Revocable Living Trust, Lawrence Solomon TTEE	12,000	(87)	12,000	0	0

Reynold Duclas Jr & Janice Kannikal JTIC	4,050	(88)	4,050	0	0
Robert S. Goldberg	10,200	(89)	10,200	0	0
Bruce G. Krueger	25,050	(90)	25,050	0	0
David W. Frost	19,999	(91)	19,999	0	0
Firerock Global Opportunities Fund LP (101)	30,000	(92)	30,000	0	0
Sterne Agee & Leach Inc. C-F Kimberly J. Macurdy	19,999	(93)	19,999	0	0
Robert J. Gray	15,999	(94)	15,999	0	0
Safron Capital Corp. (102)	39,999	(95)	39,999	0	0
Thomas W. Jarrett	11,100	(96)	11,100	0	0
Mark Boerio	7,599	(97)	7,599	0	0
Ron Torkas	6,900	(98)	6,900	0	0
Edward Cirignano	7,500	(99)	7,500	0	0

TOTAL	1,778,409		1,778,409

* Less than 1%

(1)  Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) that no other shares of our Common Stock beneficially owned by the selling stockholders are acquired or are sold prior to completion of this offering by the selling stockholders. Percentage ownership based upon 10,817,992 shares of Common Stock issued and outstanding as of May 5, 2014.

(2)  Includes 2,666 shares of common stock issuable upon exercise of outstanding warrants.

(3)  Includes 1,350 shares of common stock issuable upon exercise of outstanding warrants.

(4)  Includes 4,000 shares of common stock issuable upon exercise of outstanding warrants.

(5)  Includes 6,666 shares of common stock issuable upon exercise of outstanding warrants.

(6) Includes 39,999 shares of common stock issuable upon exercise of outstanding warrants.

(7) Includes 1,333 shares of common stock issuable upon exercise of outstanding warrants.

(8) Includes 3,500 shares of common stock issuable upon exercise of outstanding warrants.

(9) Includes 6,666 shares of common stock issuable upon exercise of outstanding warrants.

(10) Includes 10,000 shares of common stock issuable upon exercise of outstanding warrants. Steven Hobbs is affiliated with a broker dealer. Steven Hobbs purchased his securities in the ordinary course of business and, at the time of the purchase of the securities to be resold, Steven Hobbs had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(11) Includes 5,000 shares of common stock issuable upon exercise of outstanding warrants.

(12) Includes 10,000 shares of common stock issuable upon exercise of outstanding warrants.

(13) Includes 5,000 shares of common stock issuable upon exercise of outstanding warrants.

(14) Includes 2,500 shares of common stock issuable upon exercise of outstanding warrants.

(15) Includes 4,666 shares of common stock issuable upon exercise of outstanding warrants.

(16) Includes 3,488 shares of common stock issuable upon exercise of outstanding warrants.

(17) Includes 13,333 shares of common stock issuable upon exercise of outstanding warrants.

(18) Includes 6,666 shares of common stock issuable upon exercise of outstanding warrants.

(19) Includes 1,575 shares of common stock issuable upon exercise of outstanding warrants.

(20) Includes 4,000 shares of common stock issuable upon exercise of outstanding warrants.

(21) Includes 6,600 shares of common stock issuable upon exercise of outstanding warrants.

(22) Includes 1,066 shares of common stock issuable upon exercise of outstanding warrants.

(23) Includes 3,350 shares of common stock issuable upon exercise of outstanding warrants.

(24) Includes 4,000 shares of common stock issuable upon exercise of outstanding warrants.

(25) Includes 5,300 shares of common stock issuable upon exercise of outstanding warrants. Philip Rosensweig is affiliated with a broker dealer. Philip Rosensweig purchased his securities in the ordinary course of business and, at the time of the purchase of the securities to be resold, Philip Rosensweig had no agreements or understandings, directly or indirectly, with any person to distribute the securities

(26) Includes 2,650 shares of common stock issuable upon exercise of outstanding warrants.

(27) Includes 6,666 shares of common stock issuable upon exercise of outstanding warrants.

(28) Includes 7,000 shares of common stock issuable upon exercise of outstanding warrants.

(29) Includes 6,950 shares of common stock issuable upon exercise of outstanding warrants.

(30) Includes 3,334 shares of common stock issuable upon exercise of outstanding warrants.

(31) Includes 10,000 shares of common stock issuable upon exercise of outstanding warrants.

(32) Includes 3,350 shares of common stock issuable upon exercise of outstanding warrants.

(33) Includes 6,666 shares of common stock issuable upon exercise of outstanding warrants.

(34) Includes 3,350 shares of common stock issuable upon exercise of outstanding warrants.

(35) Includes 6,666 shares of common stock issuable upon exercise of outstanding warrants.

(36) Includes 3,333 shares of common stock issuable upon exercise of outstanding warrants.

(37) Includes 2,666 shares of common stock issuable upon exercise of outstanding warrants.

(38) Includes 3,867 shares of common stock issuable upon exercise of outstanding warrants.

(39) Includes 3,475 shares of common stock issuable upon exercise of outstanding warrants.

(40) Includes 3,333 shares of common stock issuable upon exercise of outstanding warrants.

(41) Includes 3,333 shares of common stock issuable upon exercise of outstanding warrants.

(42) Includes 5,500 shares of common stock issuable upon exercise of outstanding warrants.

(43) Includes 3,999 shares of common stock issuable upon exercise of outstanding warrants.

(44) Includes 4,000 shares of common stock issuable upon exercise of outstanding warrants.

(45) Includes 3,333 shares of common stock issuable upon exercise of outstanding warrants.

(46) Includes 6,666 shares of common stock issuable upon exercise of outstanding warrants. Thomas Metz is affiliated with a broker dealer. Thomas Metz purchased his securities in the ordinary course of business and, at the time of the purchase of the securities to be resold, Thomas Metz had no agreements or understandings, directly or indirectly, with any person to distribute the securities
(47) Includes 6,667 shares of common stock issuable upon exercise of outstanding warrants.

(48) Includes 5,333 shares of common stock issuable upon exercise of outstanding warrants.

(49) Includes 2,666 shares of common stock issuable upon exercise of outstanding warrants.

(50) Includes 7,000 shares of common stock issuable upon exercise of outstanding warrants.

(51) Includes 4,666 shares of common stock issuable upon exercise of outstanding warrants.

(52) Includes 35,000 shares of common stock issuable upon exercise of outstanding warrants.

(53) Includes 10,000 shares of common stock issuable upon exercise of outstanding warrants.

(54) Includes 5,000 shares of common stock issuable upon exercise of outstanding warrants.

(55) Includes 3,650 shares of common stock issuable upon exercise of outstanding warrants.

(56) Includes 2,500 shares of common stock issuable upon exercise of outstanding warrants.

(57) Includes 1,600 shares of common stock issuable upon exercise of outstanding warrants.

(58) Includes 5,000 shares of common stock issuable upon exercise of outstanding warrants.

(59) Includes 3,333 shares of common stock issuable upon exercise of outstanding warrants.

(60) Includes 8,000 shares of common stock issuable upon exercise of outstanding warrants.

(61) Includes 50,000 shares of common stock issuable upon exercise of outstanding warrants.

(62) Includes 2,500 shares of common stock issuable upon exercise of outstanding warrants.

(63) Includes 6,666 shares of common stock issuable upon exercise of outstanding warrants.

(64) Includes 5,000 shares of common stock issuable upon exercise of outstanding warrants.

(65) Includes 2,275 shares of common stock issuable upon exercise of outstanding warrants.

(66) Includes 6,666 shares of common stock issuable upon exercise of outstanding warrants.

(67) Includes 12,500 shares of common stock issuable upon exercise of outstanding warrants.

(68) Includes 2,053 shares of common stock issuable upon exercise of outstanding warrants.

(69) Includes 5,000 shares of common stock issuable upon exercise of outstanding warrants.

(70) Includes 6,666 shares of common stock issuable upon exercise of outstanding warrants.

(71) Includes 5,000 shares of common stock issuable upon exercise of outstanding warrants.

(72) Includes 4,000 shares of common stock issuable upon exercise of outstanding warrants.

(73) Includes 3,065 shares of common stock issuable upon exercise of outstanding warrants.

(74) Includes 3,333 shares of common stock issuable upon exercise of outstanding warrants.

(75) Includes 3,333 shares of common stock issuable upon exercise of outstanding warrants.

(76) Includes 2,000 shares of common stock issuable upon exercise of outstanding warrants.

(77) Includes 6,666 shares of common stock issuable upon exercise of outstanding warrants.

(78) Includes 6,666 shares of common stock issuable upon exercise of outstanding warrants.

(79) Includes 10,000 shares of common stock issuable upon exercise of outstanding warrants.

(80) Includes 3,333 shares of common stock issuable upon exercise of outstanding warrants.

(81) Includes 3,333 shares of common stock issuable upon exercise of outstanding warrants.

(82) Includes 3,333 shares of common stock issuable upon exercise of outstanding warrants.

(83) Includes 3,333 shares of common stock issuable upon exercise of outstanding warrants.

(84) Includes 3,333 shares of common stock issuable upon exercise of outstanding warrants.

(85) Includes 6,666 shares of common stock issuable upon exercise of outstanding warrants.

(86) Includes 2,666 shares of common stock issuable upon exercise of outstanding warrants.

(87) Includes 4,000 shares of common stock issuable upon exercise of outstanding warrants.

(88) Includes 1,350 shares of common stock issuable upon exercise of outstanding warrants.

(89) Includes 3,400 shares of common stock issuable upon exercise of outstanding warrants.

(90) Includes 8,350 shares of common stock issuable upon exercise of outstanding warrants.

(91) Includes 6,666 shares of common stock issuable upon exercise of outstanding warrants.

(92) Includes 10,000 shares of common stock issuable upon exercise of outstanding warrants.

(93) Includes 6,666 shares of common stock issuable upon exercise of outstanding warrants.

(94) Includes 5,333 shares of common stock issuable upon exercise of outstanding warrants.

(95) Includes 13,333 shares of common stock issuable upon exercise of outstanding warrants.

(96) Includes 3,700 shares of common stock issuable upon exercise of outstanding warrants.

(97) Includes 2,533 shares of common stock issuable upon exercise of outstanding warrants.

(98) Includes 2,300 shares of common stock issuable upon exercise of outstanding warrants.

(99) Includes 2,500 shares of common stock issuable upon exercise of outstanding warrants.

(100) Shrinivasa K. Rao holds voting and dispositive power over securities of the Company held by KMR Agency Inc.

(101) Neil Rock holds voting and dispositive power over securities of the Company held by Firerock Global Opportunities Fund L.P.

(102) Perry Joel Potter holds voting and dispositive power over securities of the Company held by Safron Capital Corp.

THE SECURITIES WE MAY OFFER

We may offer any of the following securities from time to time:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our preferred stock or common stock; or

•	any combination of our common stock, preferred stock, or warrants.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.  This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Common Stock.    We may offer shares of our common stock.  Our common stock is traded on The NASDAQ Capital Market under the symbol “SPEX.”

Preferred Stock.    We may offer our preferred stock in one or more series.  For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms.

Warrants.    We may offer warrants to purchase our common stock and preferred stock.  For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms.  We may issue the warrants under warrant agreements between us and one or more warrant agents.

Units.    We may offer units comprised of our common stock, preferred stock and warrants in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any accompanying prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any accompanying prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents.

The accompanying prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material United States federal income tax consequences relating to the securities offered and indicate whether the securities offered are or will be quoted or listed on any quotation system or securities exchange.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following description of common stock and preferred stock, summarizes the material terms and provisions of the common stock and preferred stock and is not complete. For the complete terms of our common stock and preferred stock, please refer to our Amended and Restated Certificate of Incorporation, which may be further amended from time to time, any certificates of designation for our preferred stock, and our amended and restated bylaws, as amended from time to time. The Delaware General Corporation Law (“DCGL) may also affect the terms of these securities.

On April 24, 2014, we filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which was previously approved by our stockholders at our annual meeting held on February 6, 2014.

The Amended and Restated Certificate of Incorporation, among other things, increases our authorized number of shares of common stock and preferred stock to 200,000,000 shares from 50,000,000 shares and to 50,000,000 shares from 5,000,000 shares, respectively. The Amended and Restated Certificate of Incorporation also requires us to indemnify our directors, officer and agents and advance expenses to such persons to the fullest extent permitted by Delaware law.

Additionally, on April 23, 2014, we filed a Certificate of Elimination with the Secretary of State of the State of Delaware eliminating our Series B Convertible Preferred Stock, Series E Convertible Preferred Stock and Series F Convertible Preferred Stock and returning them to authorized but undesignated shares of our preferred stock. None of the foregoing series of preferred stock were outstanding.

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.0001 par value, and 50,000,000 shares of preferred stock, $0.0001 par value. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

   Subject to the rights of the preferred stock, holders of common stock are entitled to receive such dividends as are declared by our board of directors out of funds legally available for the payment of dividends.  We presently intend to retain any earnings to fund the development of our business.  Accordingly, we do not anticipate paying any dividends on our common stock for the foreseeable future.  Any future determination as to declaration and payment of dividends will be made at the discretion of our board of directors.

   In the event of the liquidation, dissolution, or winding up of the Company, each outstanding share of our common stock will be entitled to share equally in any of our assets remaining after payment of or provision for our debts and other liabilities.

   Holders of common stock are entitled to one vote per share on matters to be voted upon by stockholders.  There is no cumulative voting for the election of directors, which means that the holders of shares entitled to exercise more than fifty percent (50%) of the voting rights in the election of directors are able to elect all of the directors.

   Holders of common stock have no preemptive rights to subscribe for or to purchase any additional shares of common stock or other obligations convertible into shares of common stock which we may issue after the date of this prospectus.

   All of the outstanding shares of common stock are fully paid and non-assessable.  Holders of our common stock are not liable for further calls or assessments.

   The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes 50,000,000 shares of preferred stock.  Our board of directors is authorized, without further stockholder action, to establish various series of such preferred stock from time to time and to determine the rights, preferences and privileges of any unissued series including, among other matters, any dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, the number of shares constituting any such series, and the description thereof and to issue any such shares.  Although there is no current intent to do so, our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock.

One of the effects of the preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of the management.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the certificate of designation that describes the terms of the series of preferred stock we are offering.  This description will include the terms of such preferred stock, including but not limited to, any or all of the following, as required:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	any contractual limitations on our ability to declare, set aside or pay any dividends;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•
any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Series A Preferred Stock

Our board of directors has designated 500,000 shares of our preferred stock as Series A Participating Preferred Stock (“Series A Preferred Stock”).

On January 1, 2013, we adopted a stockholder rights plan in which rights to purchase shares of Series A Preferred Stock were distributed as a dividend at the rate of one right for each share of common stock.  The rights are designed to guard against partial tender offers and other abusive and coercive tactics that might be used in an attempt to gain control of Spherix or to deprive our stockholders of their interest in the long-term value of Spherix.  These rights seek to achieve these goals by forcing a potential acquirer to negotiate with our board of directors (or go to court to try to force the Board of Directors to redeem the rights), because only the Board of Directors can redeem the rights and allow the potential acquirer to acquire our shares without suffering very significant dilution.  However, these rights also could deter or prevent transactions that stockholders deem to be in their interests, and could reduce the price that investors or an acquirer might be willing to pay in the future for shares of our common stock.

Each right entitles the registered holder to purchase one one-hundredth of a share (a “Unit”) of our Series A Preferred Stock.  Each Unit of Series A Preferred Stock will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock.  In the event of liquidation, the holders of the Units of Series A Preferred Stock will be entitled to an aggregate payment of 100 times the payment made per share of common stock.  Each Unit of Series A Preferred Stock will have 100 votes, voting together with the common stock.  Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each Unit of Series A Preferred Stock will be entitled to receive 100 times the amount received per share of common stock.  These rights are protected by customary anti-dilution provisions.

The rights will be exercisable only if a person or group acquires ten percent (10%) or more of our common stock (subject to certain exceptions stated in the plan) or announces a tender offer the consummation of which would result in ownership by a person or group of ten percent (10%) or more of our common stock.  Our board of directors may redeem the rights at a price of $.001 per right.  The rights will expire at the close of business on December 31, 2017 unless the expiration date is extended or unless the rights are earlier redeemed or exchanged by the Company.

Series C Convertible Preferred Stock

               On March 6, 2013, the Company and certain investors that participated in the November 2012 private placement transaction, entered into separate Warrant Exchange Agreements pursuant to which the investors exchanged common stock purchase warrants acquired in the private placement transaction for shares of our Series C Convertible Preferred Stock.  Each share of Series C Convertible Preferred Stock is convertible into one (1) share of common stock at the option of the holder.  The Series C Convertible Preferred Stock was established on March 5, 2013 by the filing in the State of Delaware of a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock.

               The exchanged Warrants were issued in November 2012 for an aggregate of 483,657 shares of common stock.  The warrants were exercisable through November 7, 2017 at an exercise price of $6.53 per share.

               Pursuant to the Warrant Exchange Agreements, the investors received in exchange for their warrants an aggregate of 229,337 shares of the Series C Convertible Preferred Stock, each of which is convertible into one (1) share of common stock.  This is the same number of shares of common stock that would have been  issued upon a “cashless exercise” of the exchanged warrants, as permitted by the terms of the warrants, based on the one-day volume weighted average price of our common stock on February 28, 2013 of $12.6439 as reported by Bloomberg.  We have agreed to register the shares of common stock issuable upon conversion of the Series C Convertible Preferred Stock on the same basis as the shares of common stock issued in the November 2012 private placement transaction.  As of May 5, 2014, one share of Series C Convertible Preferred Stock was outstanding.

Series D Convertible Preferred Stock

    On April 2, 2013, we entered into the Merger Agreement with Nuta, North South and the shareholders of North South, as amended on August 30, 2013.  On September 10, 2013, we consummated the Merger. At the closing of the Merger, an aggregate of 500 issued and outstanding shares of North South’s common stock were converted into the right to receive an aggregate of 1,203,153 shares of common stock and 500 shares of North South’s Series A Preferred Stock and 128 shares of North South’s Series B Preferred Stock issued and outstanding were converted into the right to receive an aggregate of 1,379,685 shares of our newly designated Series D Convertible Preferred Stock.

Each share of Series D Preferred Stock has a stated value of $0.0001 per share and is convertible into ten (10) shares of common stock. Upon the liquidation, dissolution or winding up of our business, each holder of Series D Preferred Stock shall be entitled to receive, for each share of Series D Preferred Stock held, a preferential amount in cash equal to the greater of (i) the Stated Value or (ii) the amount the holder would receive as a holder of the Company’s common stock on an “as converted” basis.  Each holder of Series D Preferred Stock shall be entitled to vote on all matters submitted to our stockholders and shall be entitled to such number of votes equal to the number of shares of common stock such shares of Series D Preferred are convertible into at such time, taking into account the beneficial ownership limitations set forth in the governing Certificate of Designation and the Conversion Limit limitations described below.  At no time may shares of Series D Preferred Stock be converted if such conversion would cause the holder to hold in excess of 4.99% of our issued and outstanding common stock, subject to an increase in such limitation up to 9.99% of the issued and outstanding common stock on 61 days’ written notice to us.  The conversion ratio of the Series D Preferred Stock is subject to adjustment in the event of stock dividends, splits and fundamental transactions.

Additionally, subject to the beneficial ownership limitations described above, holders of Series D Preferred Stock may not convert such shares in excess of the “Conversion Limit”.  The “Conversion Limit” is defined as that number of shares of common stock as shall equal 15% (the “Volume Percentage”) of the greater of (i) the trading volume of our common stock on such conversion date or (ii) the average trading volume of our common stock for ten trading days immediately prior to such conversion date.  If our common stock trades at a price of at least $12.00 per share on the conversion date, then the Volume Percentage for purposes of the foregoing calculation shall equal 20%.  Notwithstanding the foregoing, holders of the Series D Preferred Stock may convert such shares without regard to the aforementioned conversion limit if our common stock trades at a minimum price of $15.00 per share on the conversion date.

As of May 5, 2014, 18,000 shares of Series D Convertible Preferred Stock were issued and outstanding.

Series D-1 Convertible Preferred Stock

              Our Series D-1 Convertible Preferred Stock (“Series D-1 Preferred Stock”) was established on November 22, 2013.  Each share of Series D-1 Preferred Stock has a stated value of $0.0001 per share and is convertible into ten (10) shares of common stock. Upon the liquidation, dissolution or winding up of our business, each holder of Series D-1 Preferred Stock shall be entitled to receive, for each share of Series D-1 Preferred Stock held, a preferential amount in cash equal to the greater of (i) the stated value or (ii) the amount the holder would receive as a holder of the Company’s common stock on an “as converted” basis.  Each holder of Series D-1 Preferred Stock shall be entitled to vote on all matters submitted to our stockholders and shall be entitled to such number of votes equal to the number of shares of common stock such shares of Series D-1 Preferred are convertible into at such time, taking into account the beneficial ownership limitations set forth in the governing Certificate of Designation.  At no time may shares of Series D-1 Preferred Stock be converted if such conversion would cause the holder to hold in excess of 9.99% of our issued and outstanding common stock.  The conversion ratio of the Series D Preferred Stock is subject to adjustment in the event of stock dividends, splits and fundamental transactions.  The Company commenced an exchange with holders of Series D Convertible Preferred Stock pursuant to which the holders of our outstanding shares of Series D Preferred Stock acquired in the Merger could exchange such shares for shares of our Series D-1 Preferred Stock on a one-for-one basis.   As of May 5, 2014, 721,153 shares of Series D-1 Convertible Preferred Stock were issued and outstanding.

Series F-1 Convertible Preferred Stock

Our Series F-1 Convertible Preferred Stock (“Series F-1 Preferred Stock”) was established on November 22, 2013. On November 26, 2013, the Company and holders of Series F Preferred Stock entered into separate Amendment and Exchange Agreements pursuant to which the holders of Series F Preferred Stock exchanged shares of Series F Preferred Stock for shares of our Series F-1 Preferred Stock on a one-for-one basis. On November 26, 2013, an aggregate of 304,250 shares of Series F-1 were issued in exchange for 304,250 shares of Series F Preferred Stock.

Each share of Series F-1 Preferred Stock is convertible, at the option of the holder at any time, into one (1) share of common stock and has a stated value of $0.0001.  Such conversion ratio is subject to adjustment in the case of stock splits, stock dividends, combination of shares and similar recapitalization transactions.   Each share of Series F-1 Preferred Stock is entitled to 91% of one vote per share (subject to beneficial ownership limitation) and shall vote together with holders of our common Stock.  We are prohibited from effecting the conversion of the Series F-1 Preferred Stock to the extent that, as a result of such conversion, the holder will beneficially own more than 9.99% in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series F-1 Preferred Stock.  As of May 5, 2014, 156,250 shares of Series F-1 Preferred Stock were outstanding.

Series H Preferred Stock

On December 31, 2013, we designated 459,043 shares of preferred stock as Series H Preferred Stock.  On December 31, 2013, we issued approximately $38.3 million of Series H Preferred Stock (or 459,043 shares) to Rockstar.   Each share of Series H Preferred Stock is convertible into ten (10) shares of common stock and has a stated value of $83.50. The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. We are prohibited from effecting the conversion of the Series H Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99% (which may be increased to 9.99% and subsequently to 19.99%, each upon 61 days’ written notice), in the aggregate, of our issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series H Preferred Stock. Holders of the Series H Preferred Stock shall be entitled to vote on all matters submitted to our stockholders and shall be entitled to the number of votes equal to the number of shares of common stock into which the shares of Series H Preferred Stock are convertible, subject to applicable beneficial ownership limitations.  The Series H Preferred Stock provides a liquidation preference of $83.50 per share.

The shares of Series H Preferred Stock are not immediately convertible and do not possess any voting rights until such time as we have obtained stockholder approval of the issuance, pursuant to NASDAQ Listing Rule 5635.  On April 16, 2014, we obtained the required shareholder approval pursuant to NASDAQ Listing Rule 5635 and, as a result, all outstanding shares of Series H Preferred Stock are convertible and possess voting rights in accordance with its terms.  As of May 5, 2014, 459,043 shares of Series H Preferred Stock were outstanding.

Series I Preferred Stock

On December 31, 2013, we designated 119,760 shares of preferred stock as Series I Preferred Stock.  On December 31, 2013, we issued approximately $20 million (or 119,760 shares) of Series I Preferred Stock to Rockstar.  Each share of Series I Preferred Stock is convertible into twenty (20) shares of our common stock and has a stated value of $167. The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. We are prohibited from effecting the conversion of the Series I Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99% (which may be increased to 9.99% and subsequently to 19.99%, each upon 61 days’ written notice), in the aggregate, of our issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series I Preferred Stock.  Holders of the Series I Preferred Stock shall be entitled to vote on all matters submitted to our stockholders and shall be entitled to the number of votes equal to the number of shares of common stock into which the shares of Series I Preferred Stock are convertible, subject to applicable beneficial ownership limitations.  The Series I Preferred stock provides for a liquidation preference of $167 per share.

The Series I Preferred Stock has a mandatory redemption date of December 31, 2015 as to 100% of the Series I Preferred Stock then outstanding and partial mandatory redemptions prior thereto, requiring a minimum of 25% of the total number of shares of Series I Preferred Stock issued to be redeemed (less the amount of any conversions occurring prior thereto) on or prior to each of June 30, 2014, December 31, 2014, June 30, 2015 and December 31, 2015 (each, a “Partial Redemption Date” and each payment, a “Redemption Payment”).  On each Partial Redemption Date, we are required to pay Rockstar a Redemption Payment equal to the lesser of (i) such number of shares of Series I Preferred Stock as have a stated value of $5,000,000; or (ii) such number of shares of Series I Preferred Stock as shall, together with all voluntary and mandatory redemptions and conversions to common stock occurring prior to the applicable Partial Redemption Date, have a stated value of $5,000,000; or (iii) the remaining shares of Series I Preferred Stock issued and outstanding if such shares have a stated value of less than $5,000,000, in an amount of cash equal to its stated value plus all accrued but unpaid dividends, distributions and interest thereon, unless Rockstar, in its sole discretion, elects to waive such Redemption Payment or convert such shares (or a portion thereof) into common stock.  No interest or dividends are payable on the Series I Preferred Stock unless we fail to make the first $5,000,000 Partial Redemption Payment due June 30, 2014, then interest shall accrue on the outstanding stated value of all outstanding shares of Series I Preferred Stock at a rate of fifteen (15%) per annum from January 1, 2014.  Our obligations to pay the Redemption Payments and any interest payments in connection therewith are secured pursuant to the terms of a Security Agreement under which the Rockstar Patents serve as collateral security.  No action can be taken under the Security Agreement unless we have failed to make a second redemption payment of $5,000,000 due December 31, 2014. The Security Agreement contains additional usual and customary “Events of Default” (as such term is defined in the Intellectual Property Security Agreement) under which Rockstar can take action, including a sale to a third party or reduction of secured amounts via transfer of the Rockstar Patents to Rockstar.

Additionally, in the event we consummate a Fundamental Transaction (as defined in the Certificate of Designation of Preferences, Rights and Limitations of Series I Convertible Preferred Stock), we shall be required to redeem such portion of the outstanding shares of Series I Preferred Stock as shall equal (i) 50% of the net proceeds of the Fundamental Transaction after deduction of the amount of net proceeds required to leave us with cash and cash equivalents on hand of $5,000,000 and up until the net proceeds leave us with cash and cash equivalents on hand of $7,500,000 and (ii) 100% of the net proceeds of the Fundamental Transaction thereafter.

The shares of Series I Preferred Stock are not immediately convertible and do not possess any voting rights until such time as we have obtained stockholder approval of the issuance, pursuant to NASDAQ Listing Rule 5635.  On April 16, 2014, we obtained the required shareholder approval pursuant to NASDAQ Listing Rule 5635 and, as a result, all outstanding shares of Series I Convertible Preferred Stock are convertible and possess voting rights in accordance with its terms. As of May 5, 2014, 119,760 shares of Series I Preferred Stock were outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equity Stock Transfer, with an address at 110 Greene Street, Suite 403, New York, NY 10012.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “SPEX”.  We have not applied to list our common stock on any other exchange or quotation system.

Limitations on Directors’ Liability

Our certificate of incorporation and bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by Delaware law.

In addition, as permitted by Delaware law, our certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of the director’s fiduciary duty as a director.  The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of the director’s fiduciary duty as a director, except that a director will be personally liable for:

●	any breach of his or her duty of loyalty to us or our stockholders;
●	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;
●	the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or
●	any transaction from which the director derived an improper personal benefit.

    This provision does not affect a director’s liability under the federal securities laws.

               To the extent that our directors, officers and controlling persons are indemnified under the provisions contained in our certificate of incorporation or Delaware law against liabilities arising under the Securities Act of 1933, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Provisions of Our Certificate of Incorporation and Delaware Law that May Have an Anti-Takeover Effect

Certain provisions set forth in our certificate of incorporation and Delaware law, which are summarized below, may have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in the stockholder’s best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Delaware Takeover Statute

Section 203 of the DGCL prohibits a Delaware corporation that is a public company from engaging in any “business combination” (as defined below) with any “interested stockholder” (defined generally as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with such entity or person) for a period of three years following the date that such stockholder became an interested stockholder, unless:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●
on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DCGL defines “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and persons controlling us, we understand that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and may therefore be unenforceable.

DESCRIPTION OF WARRANTS

    We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities.

    We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000.  We may also choose to act as our own warrant agent.  We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

    We will describe in the applicable prospectus supplement the terms of the series of warrants, including, but not limited to:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•
the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

    Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

    Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

    Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

    Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

    Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

    Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

    No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Calculation Agent

    Calculations relating to warrants may be made by a calculation agent, an institution that we may appoint as our agent for this purpose.  The prospectus supplement for a particular warrant will name the institution that we have appointed, if applicable, to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

    The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers;

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus, include, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use common shares received from us, as applicable, to close out its short positions;

•
enter into option or other types of transactions that require us to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or

•
loan or pledge the common shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is listed on The NASDAQ Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the preferred stock or warrants on any securities exchange or quotation system; any such listing with respect to any particular preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common stock, the underwriters may purchase and sell common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Selling Stockholders

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any stock exchange, market or trading facility on which the securities of the Company are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under the prospectus contained in a Registration Statement.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%) or otherwise violate the rules of an applicable exchange of FINRA.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

We agree to keep the prospectus effective until the earlier of  (i) such date on which the Selling Stockholders hold no Registrable Securities; (ii) the Registrable Securities held by the Investor have been sold pursuant to Rule 144 or the Registration Statement or (iii) the date on which the Registrable Securities are eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144 or any  rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

     The audited consolidated financial statements as of December 31, 2013 and for the year then ended incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Marcum LLP, which includes an explanatory paragraph as to the Company's ability to continue as a going concern, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving said report.

The audited financial statements as of and for the year ended December 31, 2012 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act.  As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement.  You will find additional information about us in the registration statement.  Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;
●	our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013;
●	our Current Report on Form 8-K filed on January 2, 2014;
●	our Current Report on Form 8-K filed on January 6, 2014;
●	our Current Report on Form 8-K filed on January 9, 2014;
●	our Current Report on Form 8-K filed on January 14, 2014;
●	our Current Report on Form 8-K filed on January 24, 2014;
●	our Current Report on Form 8-K filed on January 27, 2014;
●	our Current Report on Form 8-K filed on February 3, 2014;
●	our Current Report on Form 8-K filed on February 7, 2014;
●	our Current Report on Form 8-K filed on February 10, 2014;
●	our Current Report on Form 8-K filed on February 12, 2014;
●	our Current Report on Form 8-K filed on February 20, 2014;
●	our Current Report on Form 8-K filed on March 7, 2014;
●	our Current Report on Form 8-K filed on March 17, 2014;
●	our Current Report on Form 8-K filed on March 27, 2014;
●	our Current Report on Form 8-K filed on March 27, 2014;
●	our Current Report on Form 8-K filed on March 31, 2014;
●	our Current Report on Form 8-K filed on April 16, 2014;
●	our Current Report on Form 8-K filed on April 18, 2014;
●	our Current Report on Form 8-K filed on April 21, 2014;
●	our Current Report on Form 8-K filed on April 25, 2014;
●	our Preliminary Proxy Statement on Schedule 14A filed on March 7, 2014 and amended on March 24, 2014;
●	our Definitive Proxy Statement on Schedule 14A filed on March 28, 2014; and
●	The description of our capital stock that is contained in our Registration Statement on Form 8-A, filed with the SEC on January 30, 2013.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of this registration statement of which this prospectus is a part. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.  The reports and other documents that we file after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act will update, supplement and supersede the information in this prospectus. You may request and obtain a copy of any of the filings incorporated herein by reference, at no cost, by writing or telephoning us at the following address or phone number:

Spherix Incorporated
6430 Rockledge Drive
Suite 503
Bethesda, MD  20817
Attn.: Chief Executive Officer
Tel: (703) 992-9260
www.spherix.com

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth expenses payable by the Company in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee:

SEC registration fee		$4,271.73

Transfer agent’s fees and expenses	$		*
Legal fees and expenses	$		*
Printing fees and expenses	$		*
Accounting fees and expenses	$		*
Miscellaneous fees and expenses	$		*

Total	$		*

        * Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.  Indemnification of Officers and Directors

               Section 145 of the DCGL provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DCGL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DCGL would permit indemnification.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B;

(A) Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date of the Securities Act prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

$20,000,000

Spherix Incorporated

Series J Convertible Preferred Stock

PROSPECTUS SUPPLEMENT

LAIDLAW & COMPANY (UK) LTD.

May 29, 2014